UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of Earliest event Reported): August 5, 2014

ASIA PACIFIC BOILER CORPORATION

(Exact name of registrant as specified in its charter)

Nevada	333-176312	N/A
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation or organization)

Unit 10 & 11, 26th Floor, Lippo Centre, Tower 2, 89 Queensway Admiralty, Hong Kong
(Address of principal executive offices)

+852-3875-3362
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see  General Instruction A.2. below):

    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

Our company is filing this Form 8-K/A to include exhibits 10.9 (Extension of Warranty Deed between and Boiler Production Company Limited and Qin Xiu Shan) and 21 (list of subsidiaries), which were omitted from our initial report filed on August 12, 2014, to disclose the details of Exhibit 10.9, and to make certain incidental corrections. The above described changes had no effect on our company’s financial position or results of operations. This amended report does not reflect events occurring after the filing of the Form 8-K on August 12, 2014, nor does it modify or update those disclosures presented therein, expect with regard to the modification described in this Explanatory Note.

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Description of Business” and “Management's Discussion and Analysis of Financial Condition and Results of Operations”. These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” below. In some cases, you can identify forward-looking statements by terms such as “anticipates”, “believes”, “could”, “estimates”, “expects”, “intends”, “may”, “plans”, “potential”, “predicts”, “projects”, “should”, “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. These forward-looking statements include, among other things, statements relating to:

  our anticipated growth strategies and our ability to manage the expansion of our business operations effectively;
  our ability to keep up with rapidly changing technologies and evolving industry standards;
  our ability to source our needs for skilled employees;
  the loss of key members of our senior management; and
  uncertainties with respect to the legal and regulatory environment surrounding our technologies.

Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to this report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

As used in this current report, the terms the “Company”, “Asia Pacific Boiler”, “we”, “us” and “our” refer to Asia Pacific Boiler Corporation, a Nevada corporation.  “Million Place” refers to Million Place Investments Limited, a British Virgin Islands corporation, which has become our wholly owned subsidiary upon the closing of the transactions discussed below. “Yulong Pump” refers to Inner Mongolia Yulong Pump and Boiler Production Company Limited, a Peoples Republic Of China corporation which in which Million hold a 49% equity interest and an option to purchase up to a 51% equity interest.

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

ITEM 2.01

COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Million Place Investments Ltd.

On August 5, 2014, we entered into and closed a share exchange agreement with Million Place Investments Ltd. and the shareholders of Million Place.  Pursuant to the terms of the share exchange agreement, we agreed to acquire all 10,000 of the issued and outstanding shares of Million Place’s common stock in exchange for the issuance by our company of 7,500,000 shares of our common stock to the shareholders of Million Place.

As a result of these transactions, Million Place has become our wholly owned subsidiary, and we have 39,300,000 issued and outstanding common shares at the date of this report.

ITEM 3.02

UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the closing on August 5, 2014 of the share exchange agreement with Million Place Investments Ltd. and the shareholders of Million Place, we authorized the issuance of 7,500,000 shares of our common stock to Mr. Gong Chin Ong (John Gong) our Chairman and Director.  These shares were issued to one (1) non-U.S. person (as that term is defined in Regulation S of the Securities Act of 1933, as amended) in an offshore transaction relying on Regulation of the Securities Act of 1933, as amended).

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on August 5, 2014, we acquired a wholly owned subsidiary, Million Place Investments Ltd., in a share exchange transaction. Item 2.01(f) of Form 8-K states that if the registrant was a shell company (as we were) immediately before the acquisition of a significant amount of assets disclosed under Item 2.01, otherwise than in the ordinary course of business, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to our company after the acquisition, unless otherwise specifically indicated.

DESCRIPTION OF BUSINESS

Our Corporate History and Background

We were incorporated in Nevada on June 23, 2011, to engage in the business of real estate investment consulting with respect to properties located in Panama. We did not initiate our original business plan and did not establish operations. We have not generated revenues from operations, and are considered a development stage business.  Historically, we have been able to raise a limited amount of capital through private placements of our equity stock, but we are uncertain about our continued ability to raise funds privately.

Our statutory registered agent in Nevada is National Registered Agents Inc. of Nevada located at 1000 East William Street, Suite 204, Carson City, Nevada 89701. Our business office is Unit 10 & 11, 26th Floor, Lippo Center, Tower 2, 89 Queensway Admiralty, Hong Kong.

On November 5, 2012, we filed Articles of Merger with the Nevada Secretary of State to change our name from “Panama Dreaming Inc.” to “Asia Pacific Boiler Corporation”, to be effected by way of a merger with our wholly-owned subsidiary Asia Pacific Boiler Corporation, which was created solely for the name change.

Also on November 5, 2012, we filed a Certificate of Change with the Nevada Secretary of State to give effect to a forward split of our authorized, issued and outstanding shares of common stock on a 4 new for 1 old basis and, consequently, our authorized common stock increased from 100,000,000 to 400,000,000 shares, and our issued and outstanding common shares increased from 7,950,000 to 31,800,000, all with a par value of $0.00001. Our preferred stock remained unchanged with 100,000,000 preferred shares authorized, par value $0.00001, and no preferred shares issued or outstanding.

The forward split and name change became effective with the Over-the-Counter Bulletin Board at the opening of trading on November 9, 2012. Our CUSIP number is 04521K 107.

Effective September 24, 2012, Miguel Miranda, our funding and sole officer and director, resigned as president, secretary, treasurer and a director of our company. John Gong was concurrently appointed as president, chief executive officer, secretary, chief financial officer, treasurer and a director of our company. The resignation of Mr. Miranda was not the result of any disagreements with our company regarding our operations, policies, practices or otherwise.

Business Prior  to the Closing of the Share Exchange Agreement

We were incorporated for the purpose of offering real estate consulting services to persons seeking to invest in real estate located in Panama.  Specifically we intended to offer real estate consulting services through our website to persons located in North America and abroad who were interested in investing in real estate located in Panama. We intended to cater to the newly relocated or inexperienced real estate investors who did not have a pre-existing relationship with a real estate agent in Panama. Our plan was to assist investors by locating qualified local real estate agents in Panama who would assist with the issues relating to the purchase of real property in Panama. In consideration of our proposed services, we sought to be paid a fee upon completion of the transactions undertaken by our clients.

We were unsuccessful in raising sufficient capital to implement our real estate business plan, and by the fall of 2012 our management had begun analyzing the various alternatives available to our company to ensure our survival and to preserve our shareholder's investment in our common shares. In that regard, our management began identifying and evaluating opportunities to acquire significant assets or businesses.

Effective February 14, 2014, we entered into a letter of intent with Million Place Investments Limited, Inner Mongolia Yulong Pump Production Co. Ltd, and Hohhot Devotion Boiler General Company Private Limited, regarding the potential acquisition by our company of all of the issued and outstanding shares of Million Place. Million Place is a British Virgin Islands corporation which is seeking to acquire up to 51% of the outstanding securities of Yulong Pump, a PRC company. On its part, Yulong Pump has entered into a commitment for the acquisition of Devotion Boiler, also a PRC company. Yulong Pump and Devotion Boiler are engaged in the design, production and sale of industrial steam and hot water boilers, primarily in the Inner Mongolia Autonomous Region of the PRC. To date Million Place has acquired 49% of Yulong Pump and holds an option to acquire an additional 2%.  Our sole director and Chairman, John Gong Chin Ong, is the controlling shareholder, principal officer, and a director of Million Place. Mr. Qin Xiu Shan, a director and president of our company, is the majority shareholder, principal officer and a director of Devotion Boiler. Both John Gong Chin Ong and Qin Xiu Shan are affiliated shareholders and principals of Yulong Pump. On February 1, 2014, Yulong Pump entered into a Warranty Deed with Quin Xiu San pursuant to which Mr. Qin pledged to deliver to Yulong Pump the outstanding securities of Devotion Boiler by July 31, 2014.  On August 5, 2014 the Warranty Deed was extended to October 31, 2014.  The Warranty Deed does not specify financial consideration for the transfer and, as at the date of this report, the acquisition has not been completed.  There is no guarantee that the transfer will be completed or that it will be completed on terms favorable to Yulong Pump.

On November 30, 2012 Gong Chin Ong (John Gong) resigned as president, chief executive officer, chief financial officer, secretary, treasurer and was appointed as chairman. Qin Xiu Shan was appointed as president of our company on November 22, 2012. Yang Chin Leong (Simon Yang) was appointed as chief financial officer, secretary and treasurer of our company on November 22, 2012.

On March 18, 2014, Simon Yang resigned as secretary of our company and was appointed a director of our board of directors.  Qin Xiu Shan was concurrently appointed a director of our board directors and Hogan Zhang was appointed as secretary.

Business Subsequent to the Closing of the Share Exchange Agreement

On August 5, 2014, we entered into and closed a share exchange agreement with Million Place Investments Ltd. and the shareholders of Million Place.  Pursuant to the terms of the share exchange agreement, we agreed to acquire all 10,000 of the issued and outstanding shares of Million Place’s common stock in exchange for the issuance by our company of 7,500,000 shares of our common stock to the shareholders of Million Place.  As a result of the acquisition, Million Place became our wholly owned subsidiary and we have adopted its business.  Through our wholly owned subsidiary, Million Place, together with its joint venture partner, Yulong Pump, we adopted a multi-pronged business plan involving the acquisition, development and exploitation of residential, commercial, and industrial real estate assets, the manufacture and sale of industrial water pumps and accessories and industrial boilers, and the provision of consultancy services for the design of industrial boiler systems.

Business of Million Place Investments Ltd.

Million Place was incorporated on April 30, 2012 under the laws of the British Virgin Island (BVI) to engage in any lawful corporate undertaking, including but not limited to mergers and acquisitions.

Pursuant to a Share Tranfer Agreement dated December 3, 2012, Million Place purchased from John Gong, 14.7 million shares at Renminbi (RMB) 1.00 per ordinary share (approximately $2,227,273 in the aggregate) in the share capital of Inner Mongolia Yulong Pump Production Company Limited (Yulong Pump) thereby acquiring an equity interest of 49% in Yulong Pump.  Yulong Pump is a China foreign joint venture corporation engaged in the sale and manufacture of industrial equipment, and in the acquisition, development and exploitation of residential, commercial, and industrial real estate assets.  The business of Yulong Pump is further described below.  In acquiring a 49% interest in Yulong Pump, Million Place became the deemed cooperative foreign joint venture partner of Yulong Pump.

Pursuant to PRC law, the partners in a cooperative foreign joint venture are permitted to share profits on an agreed basis and not necessarily in proportion to capital contribution.  The joint venture is not required to be a distinct legal entity from its partners and management and financial control of the foreign joint venture may be determined at the discretion of the partners by mutual agreement provided that, upon termination of the joint venture, all fixed assets will become the property of the Chinese participant in the joint venture.  Pursuant to the December 3, 2012 Share Transfer Agreement. Million Place was entitled to appoint the board of directors of Yulong Pump. Further, absent an agreement between Million Place and Yulong Pump, the articles of association of Yulong Pump provide for distribution of dividends amongst its shareholder in proportion to the number of shares held by them.

On April 25, 2014 Million Place entered into a Share Sale & Purchase Agreement with Qin Xiu Shan, our President,Chief Executive Officer and (now) Director, whereby Mr. Qin, who is the beneficial owner of a 51% interest in Yulong Pump, granted to Million Place the option to purchase an additional 2% equity interest in Yulong Pump (being 600,000 shares) for the aggregate purchase price of RMB 1.00 per share or approximately $96,278 in the aggregate.  The option is perpetual and without provision for termination.  With its acquisition of a 49% equity interest together with an option to purchase an aggregate 51% equity interest, Million Place is seeking to establish a majority equity stake in Yulong Pump.

On May 22, 2014 Million Place entered into a Joint Venture Contract with Yulong Pump pursuant to which the companies intend to jointly engage in the manufacture of industrial boilers, the provision of consultancy services for the design of boiler systems, the manufacture of industrial water pumps and accessories, and the acquisition and development of real estate.  Pursuant to the Joint Venture Contract, Million Place will be solely responsible all operations and management of the joint venture and shall have exclusive authority to enter into agreements on behalf of the joint venture.  Million Place will in turn receive compensation for services it provides to the joint venture and shall be entitled to a 49% share of profit generated by the joint venture.  Both Million Place and Yulong Pump shall be entitled to engage in business that is competitive with the joint venture.  Pursuant to the Joint Venture Contract, Yulong Pump has allocated its 143,106 square foot commercial property located in Wulateqianqi, Mongolia to the joint venture operation.  That property is currently under construction and is further described below.  Additional assets or operations may be allocated to the joint venture on an ongoing basis.

Business of Inner Mongolia Yulong Pump Production Company Limited

Inner Mongolia Yulong Pump Production Company Limited (“Yulong Pump”) was incorporated on October 6, 1998 under the laws of the Peoples Republic of China to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

In 1998, Yulong Pump acquired land use rights in Wuchuan, Inner Mongolia, for a total of RMB 799,000 ($131,985) for the purposes of establishing a manufacturing  facility where, from 1998 until 2008, Yulong Pump was engaged in the manufacture of industrial water pumps for a variety of applications.  In 2008, Yulong Pump ceased its water pump manufacturing activities due to a decrease in demand for its products and increasing obsolescence of its manufacturing infrastructure.  The land use rights for the Wuchuan property expire in 2046 and are eligble for renewal subject to additional costs.  The Wuchuan property, is located in the city centre of Wuchuan, a suburb of Hohhot.  Yulong pump intends to explore the potential for commercial development of these lands.

Since the termination of its water pump manufacturing operations, Yulong Pump has engaged in the identification and acquisition of other industrial manufacturing assets, and in the acquisition, development and exploitation of residential, commercial, and industrial real estate assets.

In 2008, Yulong Pump transformed itself from a local resident China company to a foreign joint venture company. As a result, the Company has become an entity with the status of a foreign joint venture company with registered capital of RMB￥  30 million (approximately USD$4,839,181), which consists of 30 million shares of authorized, issued and outstanding voting common stock with a par value of RMB ￥1.0 per share (USD$0.16).

In 2013, Yulong Pump applied to the Foreign Investment Committee of Inner Mongolia Autonomous Region to raise the registered capital from Rmb 30 million to Rmb 600 million.(approximately USD$96,783,624).  This was approved in November 2013.

During the year 2013, Yulong Pump raised RMB ￥188,355,325 (USD$31,114,083) as a contribution from its president and CEO, Qin Xiu Shan.

On August 5, 2013 Yulong Pump entered into Real Estate Sales Contracts (Lease Agreements) with Wulateqianqi Hua Yuan Real Estate Limited Company pursuant to which Yulong Pump acquired the land use rights, expiring on September 15, 2080, to the third, fourth and fifth floors of a 6 story commercial building under development and located in Wulanteqianqi, Mongolia, China.  The leasehold area of the property is approximately 143,106 square feet.  Yulong pump paid RMB 188,355,325 (approximately USD $31,114,083) in consideration of the land use rights.  The property is under construction with completion anticipated by Spring of 2015.    The Wulateqianqi property was subsequently allocated to the joint venture between Million Place and Yulong Pump pursuant to the Joint Venture Agreement dated May 22, 2014.  Million Place is therefore responsible for the administration and management of the property and entitled to receive 49% of the joint venture proceeds.  The parties intend to lease the facility upon completion of construction and a potential tenant has been identified.

On February 1, 2014, Yulong Pump entered into a Warranty Deed Agreement with Qin Xiu Shan pursuant to which Mr. Qin has agreed to transfer to Yulong Pump by July 31, 2014 all outstanding securities of Hohhot Devotion Boiler General Company Private Limited.  The Warranty Deed Agreement does not provide for financial consideration.   On August 5, 2014 the Warranty Deed was extended to October 31, 2014.  As at the date of this report, the acquisition has not been completed and there is no guarantee that the transfer will be completed or that it will be completed on terms favorable to Yulong Pump.  Hohhot Devotion Boiler is a PRC company with approximately 300 employees engaged in the manufacture and sale of industrial boilers, and in real estate development in the Hohhot region of Inner Mongolia, China.  It is the largest manufacturer of boilers in Inner Mongolia. Together, Devotion Boiler and Yulong Pump are concurrently planning to begin construction in March 2014 of a new state of the art boiler manufacturing factory with a planned investment of approximately USD$250 million. The companies intend to commence staffing and training of the new boiler plant employees concurrently with the start of construction. Yulong Pump and Devotion Boiler also intend to rezone for commercial and residential use industrial land owned by Devotion Boiler in Inner Mongolia.  As at the date of this report, the acquisition of Devotion Boiler by Yulong Pump remains incomplete, and there is no guarantee that any such acquisition will be completed.  Further, there is no guarantee that Yulong Pump or Devotion Boiler will successfully financing the construction of their planned boiler facility.

Emerging Growth Company

We are an Emerging Growth Company as defined in the Jumpstart Our Business Startups (JOBS) Act.

 We shall continue to be deemed an emerging growth company until the earliest of

(A) the last day of the fiscal year of the issuer during which it had total annual gross revenues of $1,000,000,000 (as such amount is indexed for inflation every 5 years by the Commission to reflect the change in the Consumer Price Index for All Urban Consumers published by the Bureau of Labor Statistics, setting the threshold to the nearest 1,000,000) or more;

(B) the last day of the fiscal year of the issuer following the fifth anniversary of the date of the first sale of common equity securities of the issuer pursuant to an effective registration statement under this title;

(C) the date on which such issuer has, during the previous 3-year period, issued more than $1,000,000,000 in non-convertible debt; or

(D) the date on which such issuer is deemed to be a ‘large accelerated filer’, as defined in section 240.12b-2 of title 17, Code of Federal Regulations, or any successor thereto.’.

As an emerging growth company we are exempt from Section 404(b) of Sarbanes Oxley. Section 404(a) requires Issuers to publish information in their annual reports concerning the scope and adequacy of the internal control structure and procedures for financial reporting. This statement shall also assess the effectiveness of such internal controls and procedures.

Section 404(b) requires that the registered accounting firm shall, in the same report, attest to and report on the assessment on the effectiveness of the internal control structure and procedures for financial reporting.

As an emerging growth company we are exempt from Section 14A and B of the Securities Exchange Act of 1934 which require the shareholder approval of executive compensation and golden parachutes.

We have elected not to opt out of the extended transition period for complying with any new or revised accounting standards pursuant to Section 107(b) of the JOBS Act.

Products and Services

Through our wholly owned subsidiary, Million Place Investments, we are presently engaged in the acquisition, development and management of commercial real estate assets in cooperation with our joint venture partner, Inner Mongolia Yulong Pump Production Company Limited (“Yulong Pump”).  Together with Yulong Pump, we are also seeking to engage in the manufacture and sale of industrial water pumps and accessories and industrial boilers for commercial buildings, and the provision of consultancy services for the design of boiler systems.

Our current business activities are governed by a Joint Venture Contract dated May 22, 2014 between Million Place and Yulong Pump pursuant to which we intend to jointly engage in the manufacture of industrial boilers, the provision of consultancy services for the design of boiler systems, the manufacture of industrial water pumps and accessories, and the acquisition and development of real estate.  Pursuant to the Joint Venture Contract, Million Place is solely responsible all operations and management of the joint venture and has the exclusive authority to enter into agreements on behalf of the joint venture.  Million Place will in turn receive compensation for services it provides to the joint venture and shall be entitled to a 49% share of profit generated by the joint venture.  Both Million Place and Yulong Pump are entitled to engage in business that is competitive with the joint venture.  Pursuant to the Joint Venture Contract, Yulong Pump has allocated its 143,106 square foot commercial property located in Wulateqianqi, Mongolia to the joint venture operation.  Additional assets or operations may be allocated to the joint venture on an ongoing basis.  Million is be responsible for management of the joint venture.

Wulateqianqi Development

On August 5, 2013 Yulong Pump entered into Real Estate Sales Contracts (Lease Agreements) with Wulateqianqi Hua Yuan Real Estate Limited Company pursuant to which Yulong Pump acquired the land use rights, expiring on September 15, 2080, to the third, fourth and fifth floors of a 6 story commercial building under development and located in Wulanteqianqi, Mongolia, China.  The leasehold area of the property is approximately 143,106 square feet.  Yulong pump paid RMB 188,355,325 (approximately $31,114,083) in consideration of the land use rights.  The property is under construction with completion anticipated by spring of 2015.  Pursuant to the Joint Venture Contract dated May 22, 2014, the Wulateqianqi  property has been assigned to the joint venture under the management of Million Place.  Accordingly, we will be responsible for the management of the property.  The parties intend to lease the facility upon completion of construction and a potential tenant has been identified.

Prospective Boiler Business

On February 1, 2014, Yulong Pump entered into a Warranty Deed with Quin Xiu San pursuant to which Mr. Qin pledged to deliver to Yulong Pump the outstanding securities of Hohhot Devotion Boiler General Company Private Limited.  by July 31, 2014.  On August 5, 2014 the Warranty Deed was extended to October 31, 2014.  The Warranty Deed does not specify financial consideration for the transfer and, as at the date of this report, the acquisition has not been completed.  There is no guarantee that the transfer will be completed or that it will be completed on terms favorable to Yulong Pump.  Devotion Boiler is a PRC company engaged in the manufacture and sale of industrial boilers, and in real estate development in the Hohhot region of Inner Mongolia, China.  It is the largest manufacturer of boilers in Inner Mongolia.  Together, Devotion Boiler and Yulong Pump are concurrently planning to begin construction in March 2014 of a new state of the art boiler manufacturing factory with a planned investment of approximately USD$250 million. The companies intend to commence staffing and training of the new boiler plant employees concurrently with the start of construction. Yulong Pump and Devotion Boiler also intend to rezone for commercial and residential use industrial land owned by Devotion Boiler in Inner Mongolia.

Qin Xiu Shan

Markets

Inner Mongolia Autonomous Region of Northern China

The geographical focus of our current and planned operations is the Inner Mongolia Autonomous Region of Northern China, with an emphasis on the western city of Bayannur prefecture (where are current joint venture activities with Yulong Pump are focused, and the Inner Mongolian capital of Hohhot City and surrounding Wuchuan County.  Hohhot, in particular, is home to the Hohhot Export Processing Zone, a 2.2 square kilometer industrial complex established in 2002 to serve as a dedicated export processing zone for industries such as electronics assembly & manufacturing, telecommunications equipment production, garment and textiles production, trading and distribution, biotechnology and pharmaceuticals, food & beverage processing, instruments & industrial equipment production, medical equipment and supplies, shipping and warehousing logistics and heavy industry.

Inner Mongolia has abundance of resources especially coal, cashmere, natural gas, rare earth elements, and has more deposits of naturally occurring niobium, zirconium and beryllium than any other province-level region in China. However in the past, the exploitation and utilisation of resources were rather inefficient, which resulted in poor returns from rich resources. Inner Mongolia is also an important coal production base, with more than a quarter of the world's coal reserves located in the province. It plans to double annual coal output by 2010 (from the 2005 volume of 260 million tons) to 500 million tons of coal a year.

Industry in Inner Mongolia has grown up mainly around coal, power generation, forestry-related industries, and related industries. Inner Mongolia now encourages six competitive industries: energy, chemicals, metallurgy, equipment manufacturing, processing of farm (including dairy) produce, and high technology. Well-known Inner Mongolian enterprises include companies such as ERDOS, Yili, and Mengniu.

The nominal GDP of Inner Mongolia in 2010 was 1.16 trillion yuan (US$172.1 billion), a growth of 16.9% from 2008, with an average annual increase of 20% from the period 2003-2007. Its per capita GDP reached 37,287 yuan (US$5,460) in 2009. In 2008, Inner Mongolia's primary, secondary, and tertiary industries were worth 90.7 billion yuan, 427.1 billion yuan, and 258.4 billion yuan respectively. The urban per capita disposable income and rural per capita net income were 14,431 yuan and 4,656 yuan, up 16.6% and 17.8% respectively.

As with much of China, economic growth has led to a boom in construction, including new commercial development and large apartment complexes.

Real Estate Industry in Inner Mongolia

China experienced an unprecedented growth in property values between 2005 and 2009, during which time housing prices tripled.  In 2011, government efforts to curb market speculation and to cool the market resulted in a controlled price correction through 2013.  Nevertheless, certain markets, and namely those in large cities like Beijing and Shanghai, where prices rose 16 percent and 17 percent, respectively, have defied cooling efforts.  In Inner Mongolia, the average price of residential property in the capital city of Hohhot,increased by 10% in 2013, ranking 24 out of 70 major cities in China in 2013.  Thus far in 2014, the housing market has entered into a correction phase, with prices of new homes falling by 0.5 percent in June and 0.32 percent in May, according to the China Real Estate Index System Survey (CREIS) released on July 1, 2014. Before the May drop, real estate prices in China’s 100 largest cities had been on an almost two-year-long rise.  Earlier, the official survey released by the national bureau of statistics on June 18 showed that one half of 70 cities saw prices fall in May, the largest number in two years. In response to the softening market, the city of Hohhot, capital of Inner Mongolia, announced in late July, 2014 that it was ending restrictions on purchasing multiple apartments and would open up sales to non-residents. Additional municipalities with similar restrictions on real estate sales are likely to follow suit in coming months.  We anticipate that these measures will lead to a controlled correction in the Inner Mongolian market.

Boiler Industry in China, Generally

We seek to operate in a specialized industry in the manufacture of boiler products such as hot water boiler, gas boiler, combined heat and power boiler, circulating fluidized bed boiler and power plant boiler and it supporting parts.  Industrial boiler production in China increased over the years. Currently there are around 5,000 boiler manufacturing companies in China. Industrial boilers are mainly used for industrial production, heating and hot water supply.

Industrial boilers are important thermal power equipment, widely used in factory power, building heating and other aspects of live. With the implementation of large and medium-sized cities coal ban measures and centralized heating, together with mounting popularity of combined heat and power , coal-fired industrial boilers will follow the large-capacity, high performance and low emissions development, while gas boilers, oil-fired boiler, water-source heat pump, air-source heat pumps, electric boilers and air conditioning heating will witness rapid development.

China has been the largest boiler market in the world since 2002, according to McCoy Power Reports. In 2008, it accounted for more than 50% of both global revenues and number of units ordered. As a result of the major power shortage crisis that occurred between 2002 and 2004, the government and independent power producers made considerable investments in power plants, particularly coal-fired plants. As all coal-fired plants need a boiler, this led to a significant increase in orders in 2003. Orders were lower from 2004 to 2006, although they remained significantly above pre-2003 order volumes. 2007 saw another surge in demand, when China ordered 95,000MW of coal-fired boilers, according to Frost & Sullivan Limited.

The Chinese government understands that a strong power infrastructure is required to sustain economic growth and ensure a stable supply of electricity. As a result, the demand for boilers is expected to remain at relatively high levels for the foreseeable future.

North China only accounts for 12% of the total number of boiler manufacturers in China, leaving a great potential for both development and profit exploration.

Competition

Many of our competitors have longer operating histories, better brand recognition and greater financial resources than we do. In order for us to successfully compete in our industry we will need to:

  establish our products’ competitive advantage with customers;
  develop a comprehensive marketing system; and
  increase our financial resources.

However, there can be no assurance that even if we do these things we will be able to compete effectively with the other companies in our industry.

We believe that we will be able to compete effectively in our industry because of a competitive advantage offered by our products.  We believe that the products we are able to offer will provide to be attractive to consumers due to their low cost. We will attempt to inform our potential customers of this competitive advantage through various online marketing techniques and positive word of mouth advertising.

However, as we are a newly-established company, we face the same problems as other new companies starting up in an industry, such as lack of available funds. Our competitors may be substantially larger and better funded than us, and have significantly longer histories of research, operation and development than us. In addition, they may be able to provide more competitive products than we can and generally be able to respond more quickly to new or emerging technologies and changes in legislation and regulations relating to the industry. Additionally, our competitors may devote greater resources to the development, promotion and sale of their products or services than we do. Increased competition could also result in loss of key personnel, reduced margins or loss of market share, any of which could harm our business.

Intellectual Property

We do not hold any intellectual property.

Government Regulation

The national, provincial and local governments in the China are highly bureaucratized. The day-to-day operations of our business require us to interact frequently with representatives of Chinese government institutions. The effort to obtain the registrations, licenses and permits necessary to carry out our business activities can be daunting. Significant delays can result from the need to obtain governmental approvals, which may have an adverse effect on the profitability of our operations. In addition, compliance with regulatory requirements applicable to the handling and processing of waste materials may increase the cost of our operations, which could adversely affect our profitability.

Chinese Law, Generally

China’s legislative bodies have enacted a tremendous volume of statutes, regulations, policies, directives and other forms of legislation in the past several decades. Despite this abundance of legislation, the state of the law on any given point is sometimes difficult to determine with certainty. It is not uncommon, for example, to encounter vague, ambiguous or contradicting legal provisions, or to discover areas with respect to which the law is silent.  Where legal uncertainty is encountered in the United States, legal and business professionals look to the courts and quasi-judicial bodies (tribunals and commissions, for example) to provide an authoritative and binding  interpretation upon which they can structure their affairs. In China, however, the body of published case law is sparse, and is generally not binding on other courts and quasi-judicial bodies. This serves to empower China’s administrative authorities, which often have significant discretion in the manner in  which they choose to interpret and apply the law. Administrative policy can vary, frequently from case to case and over time, and can be rigid, formalistic and bureaucratic. This often requires foreign businesses and investors to be flexible in their approach to achieving their objectives.

Environment

The Ministry of Environmental Protection of the People’s Republic of China is responsible for uniform supervision and control of environmental protection in China. It formulates national environmental quality and discharge standards and monitors China’s environmental system. Environmental protection bureaus at the county level or above are responsible for environmental protection within their respective jurisdictions.

Environmental regulations require companies to file an environmental impact report with the relevant environmental bureau for approval before undertaking the construction of a new production facility or any major expansion or renovation of an existing production facility. New facilities built pursuant to this approval are not permitted to operate until the relevant environmental bureau has performed an inspection and is satisfied that the facilities are in compliance with environmental standards.

The environmental protection law requires facilities that produce pollutants or other hazards to incorporate environmental protection measures in their operations and establish an environmental protection responsibility system. Such a system includes adoption of effective measures to control and properly dispose of waste gases, water and residue, dust or other waste materials. Any entity that discharges pollution must register with the relevant environmental protection authority.

Penalties for breaching the Environmental Protection Law include a warning, payment of damages, and imposition of a fine. Any entity undertaking a construction project that fails to install pollution prevention and control facilities in compliance with environmental standards for a construction project may be ordered to suspend production or operation and fined. Criminal liability may be imposed for a material violation of environmental laws and regulations that causes loss of property or personal casualty.

Effect of Environmental Regulations

As we conduct our manufacturing activities in China, we are subject to the requirements of Chinese environmental laws and regulations on air emission, waste water discharge, solid waste and noise. We aim to comply with those environmental laws and regulations. We are not subject to any admonitions, penalties, investigations or inquiries imposed by the environmental regulators, nor are we subject to any claims or legal proceedings to which we are named as defendant for violation of any environmental law or regulation. We do not have any reasonable basis to believe that there is any threatened claim, action or legal proceedings against us that would have a material adverse effect on our business, financial condition or results of operations.

We expect to comply with all applicable laws, rules and regulations relating to our business, and at this time, we do not anticipate incurring any material capital expenditures to comply with any environmental regulations or other requirements.

While our intended projects and business activities do not currently violate any laws, any regulatory changes that impose additional restrictions or requirements on us or on our potential customers could adversely affect us by increasing our operating costs or decreasing demand for our products or services, which could have a material adverse effect on our results of operations.

Amount Spent on Research and Development the Last Two Fiscal Years

We have not spent any money during each of the last two fiscal years on research and development activities.

Employees

We are a development stage company and currently have no employees.  Each of our officers and sole director provide their services without remuneration on an as-needed basis. We intend to hire additional employees on an as needed basis.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Note Regarding Forward Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

RISKS RELATED TO OUR BUSINESS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities.  The statements contained in or incorporated into this current report on Form 8-K that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements.  If any of the following risks actually occur, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

We have a history of losses and no revenues, which raise substantial doubt about our ability to continue as a going concern.

From inception to March 31, 2014, we have incurred aggregate net losses of $370,127 We can offer no assurance that we will ever operate profitably or that we will generate positive cash flow in the future. In addition, our operating results in the future may be subject to significant fluctuations due to many factors not within our control, such as the unpredictability of when customers will order products, the size of customers’ orders, the demand for our products, and the level of competition and general economic conditions.

Our company’s operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. No assurance can be given that we may be able to operate on a profitable basis.

Due to the nature of our business and the early stage of our development, our securities must be considered highly speculative. We have not realized a profit from our operations to date and there is little likelihood that we will realize any profits in the short or medium term. Any profitability in the future from our business will be dependent upon the successful commercialization or licensing of our core products, which themselves are subject to numerous risk factors as set forth below.

We expect to continue to incur development costs and operating costs. Consequently, we expect to incur operating losses and negative cash flows until our products gain market acceptance sufficient to generate a commercially viable and sustainable level of sales, and/or additional products are developed and commercially released and sales of such products made so that we are operating in a profitable manner. Our history of losses and no revenues raise substantial doubt about our ability to continue as a going concern.

We have had negative cash flows from operations since inception. We will require significant additional financing, the availability of which cannot be assured, and if our company is unable to obtain such financing, our business may fail.

To date, we have had negative cash flows from operations and have depended on sales of our equity securities and debt financing to meet our cash requirements. We may continue to have negative cash flows. We have estimated that we will require approximately USD$900,000 to carry out our business plan for the next twelve months. There is no assurance that actual cash requirements will not exceed our estimates. We will require additional financing to finance working capital and pay for operating expenses and capital requirements until we achieve a positive cash flow.

Our ability to market and sell our advertising services will be dependent upon our ability to raise significant additional financing. If we are unable to obtain such financing, we will not be able to fully develop our business. Specifically, we will need to raise additional funds to:

  support our planned growth and carry out our business plan;
  hire top quality personnel for all areas of our business; and
  address competing technological and market developments.

We may not be able to obtain additional equity or debt financing on acceptable terms as required. Even if financing is available, it may not be available on terms that are favorable to us or in sufficient amounts to satisfy our requirements. Any additional equity financing may involve substantial dilution to our then existing shareholders. If we require, but are unable to obtain, additional financing in the future, we may be unable to implement our business plan and our growth strategies, respond to changing business or economic conditions, withstand adverse operating results and compete effectively. More importantly, if we are unable to raise further financing when required, we may be forced to scale down our operations and our ability to generate revenues may be negatively affected.

We have a limited operating history and if we are not successful in continuing to grow our business, then we may have to scale back or even cease our ongoing business operations.

We have no history of revenues from operations and have no significant tangible assets. We have yet to generate positive earnings and there can be no assurance that we will ever operate profitably. Accordingly, we must be considered in the development stage. Our success is significantly dependent on a successful commercialization of our products. Our operations will be subject to all the risks inherent in the establishment of a developing enterprise and the uncertainties arising from the absence of a significant operating history. We may be unable to develop successful products or achieve commercial acceptance of our products or operate on a profitable basis. We are in the development stage and potential investors should be aware of the difficulties normally encountered by enterprises in the development stage. If our business plan is not successful, and we are not able to operate profitably, investors may lose some or all of their investment in our company.

If we fail to effectively manage the growth of our company and the commercialization of our advertising services, our future business results could be harmed and our managerial and operational resources may be strained.

As we proceed with the commercialization of our products and the expansion of our marketing and commercialization efforts, we expect to experience significant growth in the scope and complexity of our business. We will need to add staff to market our services, manage operations, handle sales and marketing efforts and perform finance and accounting functions. We anticipate that we will be required to hire a broad range of additional personnel in order to successfully advance our operations. This growth is likely to place a strain on our management and operational resources. The failure to develop and implement effective systems, or to hire and retain sufficient personnel for the performance of all of the functions necessary to effectively service and manage our potential business, or the failure to manage growth effectively, could have a material adverse effect on our business and financial condition.

Because we face intense competition from larger and better-established companies that have more resources than we do, we may be unable to implement our business plan or increase our revenues.

The market for our products is intensely competitive and highly fragmented. Many of these competitors may have longer operating histories, greater financial, technical and marketing resources, and enjoy existing name recognition and customer bases. New competitors may emerge and rapidly acquire significant market share. In addition, new services and technologies likely will increase the competitive pressures we face. Competitors may be able to respond more quickly to technological change, competitive pressures, or changes in consumer demand. As a result of their advantages, our competitors may be able to limit or curtail our ability to compete successfully.

In addition, many of our large competitors may offer customers a broader or superior range of services and technologies. Some of our competitors may conduct more extensive promotional activities and offer lower commercialization and licensing costs to customers than we do, which could allow them to gain greater market share or prevent us from establishing and increasing our market share. Increased competition may result in significant price competition, reduced profit margins or loss of market share, any of which may have a material adverse effect on our ability to generate revenues and successfully operate our business. Our competitors may develop technologies superior to those that our company currently possess. In the future, we may need to decrease our prices if our competitors lower their prices. Our competitors may be able to respond more quickly to new or changing opportunities, services, technologies and customer requirements. Such competition will potentially affect our chances of achieving profitability, and ultimately affect our ability to continue as a going concern.

Parts of our company’s business plan are dependent on business relationships with various parties

We expect to rely in part upon third party manufacturers, and distribution partners to sell our products, and we may be adversely affected if those parties do not actively promote their products.  Further, if our products are not timely delivered or does not perform as promised, we could experience increased costs, lower margins, liquidated damage payment obligations and reputational harm.

We may not be able to secure additional financing to meet our future capital needs due to changes in general economic conditions.

We anticipate requiring significant capital to continue development of our planned products to meet market evolution, and execute our business plan, generally.   We may use capital more rapidly than currently anticipated and incur higher operating expenses than currently expected, and we may be required to depend on external financing to satisfy our operating and capital needs. We may need new or additional financing in the future to conduct our operations or expand our business. Any sustained weakness in the general economic conditions and/or financial markets in the United States or globally could adversely affect our ability to raise capital on favorable terms or at all. From time to time we have relied, and may also rely in the future, on access to financial markets as a source of liquidity to satisfy working capital requirements and for general corporate purposes. We may be unable to secure debt or equity financing on terms acceptable to us, or at all, at the time when we need such funding. If we do raise funds by issuing additional equity or convertible debt securities, the ownership percentages of existing stockholders would be reduced, and the securities that we issue may have rights, preferences or privileges senior to those of the holders of our common stock or may be issued at a discount to the market price of our common stock which would result in dilution to our existing stockholders. If we raise additional funds by issuing debt, we may be subject to debt covenants, which could place limitations on our operations including our ability to declare and pay dividends. Our inability to raise additional funds on a timely basis would make it difficult for us to achieve our business objectives and would have a negative impact on our business, financial condition and results of operations.

Our business and operating results could be harmed if we fail to manage our growth or change.

Our business may experience periods of rapid change and/or growth that could place significant demands on our personnel and financial resources. To manage possible growth and change, we must continue to try to locate skilled scientists and professionals and adequate funds in a timely manner.

Risks Relating to Ownership of Our Securities

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies listed on the Over-the-counter Bulletin Board quotation system in which shares of our common stock are listed, have been volatile in the past and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many factors, including the following, some of which are beyond our control:

•         variations in our operating results;

•         changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

•         changes in operating and stock price performance of other companies in our industry;

•         additions or departures of key personnel; and

•         future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock.

Our common shares may become thinly traded and you may be unable to sell at or near ask prices, or at all.

We cannot predict the extent to which an active public market for trading our common stock will be sustained. Although the trading volume of our common shares increased significantly recently, it has historically been sporadically or “thinly-traded,” meaning that the number of persons interested in purchasing our common shares at or near bid prices at certain given time may be relatively small or non-existent.

This situation is attributable to a number of factors, including the fact that we are a small company which is relatively unknown to stock analysts, stock brokers, institutional investors and others in the investment community who generate or influence sales volume.  Even if we came to the attention of such persons, those persons tend to be risk-averse and may be reluctant to follow, purchase, or recommend the purchase of shares of an unproven company such as ours until such time as we become more seasoned and viable. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. We cannot give you any assurance that a broader or more active public trading market for our common stock will develop or be sustained, or that current trading levels will be sustained.

The market price for our common stock is particularly volatile given our status as a relatively small company, which could lead to wide fluctuations in our share price. You may be unable to sell your common stock at or above your purchase price if at all, which may result in substantial losses to you.

Shareholders should be aware that, according to SEC Release No. 34-29093, the market for penny stocks has suffered in recent years from patterns of fraud and abuse. Such patterns include (1) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (2) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (3) boiler room practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (4) excessive and undisclosed bid-ask differential and markups by selling broker-dealers; and (5) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, along with the resulting inevitable collapse of those prices and with consequent investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities. The occurrence of these patterns or practices could increase the volatility of our share price.

We do not anticipate paying any cash dividends to our common shareholders.

We presently do not anticipate that we will pay dividends on any of our common stock in the foreseeable future. If payment of dividends does occur at some point in the future, it would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any common stock dividends will be within the discretion of our Board of Directors. We presently intend to retain all earnings after paying the interest for the preferred stock, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends for common stock in the foreseeable future.

Volatility in our common share price may subject us to securities litigation.

The market for our common stock is characterized by significant price volatility as compared to seasoned issuers, and we expect that our share price will continue to be more volatile than a seasoned issuer for the indefinite future. In the past, plaintiffs have often initiated securities class action litigation against a company following periods of volatility in the market price of its securities. We may, in the future, be the target of similar litigation. Securities litigation could result in substantial costs and liabilities and could divert management's attention and resources.

The elimination of monetary liability against our directors, officers and employees under Nevada law and the existence of indemnification rights of our directors, officers and employees may result in substantial expenditures by our company and may discourage lawsuits against our directors, officers and employees.

Our Articles of Incorporation contains a specific provision that eliminates the liability of our directors and officers for monetary damages to our company and shareholders. Further, we are prepared to give such indemnification to our directors and officers to the extent provided for by Nevada law. We may also have contractual indemnification obligations under our employment agreements with our officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers, which we may be unable to recoup. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors and officers for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our shareholders against our directors and officers even though such actions, if successful, might otherwise benefit our company and shareholders.

Our business is subject to changing regulations related to corporate governance and public disclosure that have increased both our costs and the risk of noncompliance.

Because our common stock is publicly traded, we are subject to certain rules and regulations of federal, state and financial market exchange entities charged with the protection of investors and the oversight of companies whose securities are publicly traded. These entities, including the Public Company Accounting Oversight Board, the SEC and FINRA, have issued requirements and regulations and continue to develop additional regulations and requirements in response to corporate scandals and laws enacted by Congress, most notably the Sarbanes-Oxley Act of 2002. Our efforts to comply with these regulations have resulted in, and are likely to continue resulting in, increased general and administrative expenses and diversion of management time and attention from revenue-generating activities to compliance activities. Because new and modified laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, their application in practice may evolve over time as new guidance is provided by regulatory and governing bodies. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices.

We will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses that Vapor California did not incur as a private company prior to the private placement financing and share exchange.

We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and FINRA.  We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

We are an “emerging growth company” under the JOBS Act of 2012, and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act, and we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies” including, but not limited to, not being required to comply with the auditor attestation requirements of section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and our stock price may be more volatile. We will remain an “emerging growth company” for up to five years, although we will lose that status sooner if our revenues exceed $1 billion, if we issue more than $1 billion in non-convertible debt in a three year period, or if the market value of our common stock that is held by non-affiliates exceeds $700 million as of any June 30.

Our by-laws contain provisions indemnifying our officers and directors against all costs, charges and expenses incurred by them.

Our by-laws contain provisions with respect to the indemnification of our officers and directors against all expenses, liability and loss (including attorneys’ fees, judgments, fines and amounts paid or to be paid in settlement) reasonably incurred or suffered by him or her in connection with any action, suit or proceeding to which they were made parties by reason of his or her being or having been one of our directors or officers.

Risks Related to Our Common Stock

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors to not choose to invest in our stock. If we are unable to raise the funds we require for all of our planned operations, we may be forced to reallocate funds from other planned uses and may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale of our common stock and we may be forced to go out of business.

If we issue additional shares in the future, it will result in the dilution of our existing shareholders.

We are authorized to issue up to 100,000,000 shares of common stock with a par value of $0.0001. Our board of directors may choose to issue some or all of such shares to acquire one or more businesses or to provide additional financing in the future. The issuance of any such shares will result in a reduction of the book value and market price of the outstanding shares of our common stock. If we issue any such additional shares, such issuance will cause a reduction in the proportionate ownership and voting power of all current shareholders. Further, such issuance may result in a change of control of our company.

Trading of our stock may be restricted by the Securities Exchange Commission's penny stock regulations, which may limit a stockholder's ability to buy and sell our stock.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and "accredited investors". The term "accredited investor" refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission, which provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer's account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer's confirmation. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

FINRA sales practice requirements may also limit a stockholder's ability to buy and sell our stock.

In addition to the "penny stock" rules described above, the Financial Industry Regulatory Authority (FINRA), formerly the National Association of Securities Dealers or NASD, has adopted rules that require that in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer's financial status, tax status, investment objectives and other information. Under interpretations of these rules, the FINRA believes that there is a high probability that speculative low priced securities will not be suitable for at least some customers. The FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Except where otherwise indicated, the following discussion and analysis pertains to the business and financial condition of our newly acquired, wholly owned subsidiary, Million Place Investments Ltd. (Million Place), and it’s 49% owned subsidiary and cooperative foreign joint-venture partner, Inner Mongolia Yulong Pump and Boiler Production Company Limited. (Yulong Pump)  Million Place holds a 49% equity share of Yulong Pump, together with a perpetual option to purchase an additional 2% equity stake in Yulong Pump in consideration of $96,278.  By virtue of its 49% interest in Yulong Pump, Million Place is the deemed cooperative foreign joint venture partner of Yulong Pump.

On May 22, 2014 Million Place entered into a Joint Venture Contract with Yulong Pump pursuant to which the companies intend to jointly engage in the manufacture of industrial boilers, the provision of consultancy services for the design of boiler systems, the manufacture of industrial water pumps and accessories, and the acquisition and development of real estate.  Pursuant to the Joint Venture Contract, Million Place will be solely responsible all operations and management of the joint venture and shall have exclusive authority to enter into agreements on behalf of the joint venture.  Million Place will in turn receive compensation for services it provides to the joint venture and shall be entitled to a 49% share of profit generated by the joint venture.  Pursuant to the Joint Venture Contract, Yulong Pump has allocated its 143,106 square foot commercial property located in Wulateqianqi, Mongolia to the joint venture operation.  That property is currently under construction and is further described below.  Additional assets or operations may be allocated to the joint venture on an ongoing basis.

The following discussion and analysis should be read in conjunction with the following financial statements and accompanying notes that appear elsewhere in this current report.

  December 31, 2013 and December 31, 2012.
  Unaudited financial statements of Million Place Investments Ltd. for the period ended March 31, 2014.
  Audited financial statements of Inner Mongolia Yulong Pump and Boiler Production Company Limited for the years ended December 31, 2013 and December 31, 2012.
  Unaudited financial statements of Inner Mongolia Yulong Pump and Boiler Production Company Limited for the period ended March 31, 2014.
  Pro-forma financials of Asia Pacific Boiler Corporation for the acquisition of Million Place Investments Ltd.

The following discussion contains forward-looking statements that reflect our plans, estimates and beliefs.  Our actual results could differ materially from those discussed in the forward looking statements.  Factors that could cause or contribute to such differences include, but are not limited to those discussed below and elsewhere in this annual report, particularly in the section entitled “Risk Factors” beginning on page 11 of this current report.

The consolidated financial statements contained herein are stated in United States Dollars and are prepared in accordance with United States Generally Accepted Accounting Principles.

Cash Requirements

Over the next 12 months, through our wholly owned subsidiaryMillion Place, we intend to engage in the acquisition, development and management of commercial real estate assets in cooperation with our joint venture partner, Yulong Pump.  Together with Yulong Pump, we are also seeking to engage in the manufacture and sale of industrial water pumps and accessories and industrial boilers for commercial buildings, and the provision of consultancy services for the design of boiler systems.  We anticipate that we will incur the following operating expenses during this period:

Estimated Funding Required During the Next 12 Months (Beginning April 1, 2014)
Expense	Amount
Exercise of Option to acquire 2% (51% in the aggregate) of Inner Mongolia Yulong Pump and Boiler Production Company Limited.	$96,278
Consulting Fees for Research and Development	100,000
Management Consulting Fees	300,000
Professional fees	250,000
Other general administrative expenses	150,000
Total	$896,278

We will require funds of approximately $900,000 over the next twelve months (beginning April 1, 2014) to execute our business plan. These funds may be raised through equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares.  There is no assurance that we will secure any additional financing or maintain operations at a level sufficient for an investor to obtain a return on their investment in our common stock. Further, we may continue to be unprofitable.

Purchase of Significant Equipment

We do not anticipate the purchase or sale of any plant or significant equipment during the next 12 months.

Going Concern

There is significant doubt about our ability to continue as a going concern.

Our company has incurred a net loss of $370,128 for the period from inception on June 23, 2011 to March 31, 2014 and has generated no revenues.  The continuity of our future operations is dependent upon our ability to raise additional capital and to successfully execute our business plans in a timely manner. These conditions raise substantial doubt about our ability to continue as a going concern.  We intend to continue relying upon the issuance of equity securities to finance our operations.  However there can be no assurance we will be successful in raising the funds necessary to maintain operations, or that a self-supporting level of operations will ever be achieved.  The likely outcome of these future events is indeterminable.  The financial statement does not include any adjustment to reflect the possible future effect on the recoverability and classification of the assets or the amounts and classification of liabilities that may result should we cease to continue as a going concern.

Financial Results of Million Place Investments Ltd.

Results of Operations (Million Place Investments Ltd.) for the Fiscal Years Ended December 31, 2012 and 2013, and for the periods ending March 31, 2013 and March 31, 2012.

Million Place`s operating results for the fiscal years ended December 31, 2013 and 2012, and for the three months periods ended March 31, 2014 and March 31, 2013 are summarized as follows:

		Three Months Ended		Three Months Ended		Year Ended		Year Ended
		March 31,		March 31,		December 31,		December 31,
		2014		2013		2013		2012

Revenues	$	Nil	$	Nil	$	Nil	$	Nil
Operating Expenses		$878		$6,579	$	Nil		$6,579
Net Loss		$3,944		$8,998		$70,974		$15,979
Loss Per Share		$0.39		0.90		7.10		1.60

Expenses

Million Place`s operating expenses for the fiscal year ended December 31, 2013 and 2012, and for the period from August 3, 2010 (date of inception) to December 31, 2013 are outlined in the table below:

	Three Months Ended	Three Months Ended		Year Ended	Year Ended
	March 31,	March 31,		December 31,	December 31,
	2014	2013		2013	2012

General administrative	$878	$6,579	$	Nil	$6,579
Total Operating Expenses	$878	$6,579	$	Nil	$6,579

Expenses for the three months ended March 31, 2014, were $878 as compared to $6,579 for the comparative period in 2013. Expenses for the year ended December 31, 2013, were $6,579 as compared to $Nil for the comparative period in 2012. Million Place`s expenses are attributable to its general administrative expenses incurred in carrying on its business and consist of legal and accounting, fees, statutory  corporate fees, and fees and expenses associated with our public filings.  Million Place has had no revenues since its inception.

Equity Compensation

Million Place has no equity compensation plans or arrangements.

Liquidity and Financial Condition

Working Capital
	Three Months Ended March 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012

Current Assets	$2,143,833	$2,146,899	$2,217,873
Current Liabilities	$1,178	$300	$300
Working Capital	$2,142,655	$2,146,599	$2,217,473

Cash Flows
		Three Months Ended March 31, 2014		Three Months Ended March 31, 2013		Year Ended December 31, 2013		Year Ended December 31, 2012

Net Cash Provided by (Used in) Operating Activities		$(878)		$(6,579)	$	Nil		$(6,279)
Net Cash Used in Investment Activities	$	Nil		$6,579	$	Nil		(2,227,273)
Net Cash Provided by (Used in) Financing Activities		$878	$	Ni	$	Nil		$2,233,552
Increase (Decrease) in Cash during the Period	$	Nil	$	Nil	$	Nil	$	Nil
Cash and Cash Equivalents, End of Period	$	Nil	$	Nil	$	Nil	$	Nil

As of March 31, 2014, Million Place had working capital of $2,142,655, $2,143,833 in total current assets and $1,178 in total current liabilities.

Million Place is dependent on funds raised through equity financings and proceeds from shareholder loans. Million Place`scumulative net loss of $90,897 as at March 31, 2013 was funded primarily by related party loans.

During the three months ended March 31, 2014, Million Place spent $878 on operations, whereas Million Place spent $6,579 on operating activities during the same period in 2013. The decrease in our expenditures on operating activities during the three months ended December 31, 2014 was primarily due to a decrease in professional fees following the establishment of Million Place.

During the year ended December 31, 2013, Million Place spent Nil on operations, whereas Million Place spent $6,579 on operating activities during the same period in fiscal 2012. The increase in Million Place`sexpenditures on operating activities during the year ended December 31, 2013 was primarily due to increases in general and administrative expenses.

During the year ended December 31, 2013, Million Place used $2,227,273 in investing activities related to its acquisition of a 49% interest in Inner Mongolia Yulong Pump Production Company Limited. Subsequent to that investment, Million Place has not used any funds in investing activities.

During the three months ended March 31, 2014, Million Place received $878 from financing activities, which consisted of proceeds of a related party loan.  Million Place received no funds from financing activities during the three months ended March 31, 2012.  During the year ended December 31, 2013, Million Place received no funds from financing activities. During the year ended December 31, 2012 Million Place received $2,233,552 in financing activities which consisted of $10,000 in proceeds from stock issued for cash and $2,223,552 in additional paid in capital.

.

Together with our wholly owned subsidiary, Million Place,we estimate that wewill require additional funds to finance our planned expenses over the next 12 months (beginning April 1, 2014). These funds may be raised through, equity financing, debt financing, or other sources, which may result in further dilution in the equity ownership of our shares.

We anticipate that our expenses over the next 12 months (beginning April 1, 2014) will be approximately $900,000 as described in the table above. These estimates may change significantly depending on the rate at which we accelerate our planned business activities and our ability to raise capital from our shareholders or other sources.

Contractual Obligations

As a “smaller reporting company”, we are not required to provide tabular disclosure obligations.

Inflation

Inflation and changing prices have not had a material effect on our business and we do not expect that inflation or changing prices will materially affect our business in the foreseeable future.

Off Balance Sheet Arrangements

We do not have any off balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity or capital expenditures or capital resources that is material to an investor in our securities.

Seasonality

Million Place`s operating results and operating cash flows historically have not been subject to seasonal variations. This pattern may change, however, in the event that we succeed in bringing our planned products to market.

Critical Accounting Policies (Million Place Investments Ltd.)

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have elected to use the extended transition period for complying with new or revised accounting standards under Section 102(b)(1) of the JOBS Act.  This election allows us to delay the adoption of new or revised accounting standards that have different effective dates for public and private companies until those standards apply to private companies.  As a result of this election, our financial statements may not be comparable to companies that comply with public company effective dates.  We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial conditions and results of operations and require management's difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management's current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Basis of presentation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles ( “U.S. GAAP” ) The information furnished herein reflects all adjustments ( consisting of normal recurring accruals and adjustments ) which are , in the opinion of management, necessary to fairly present the operating results for the respective periods.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of risks

Inner Mongolia Yulong Pump Production Company Limited transacts all its business in Renminbi ( “RMB”), which is not freely convertible into foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China (the “PBOC”) or other banks authorised to buy and sell foreign currencies at the exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices , shipping documents and signed contracts. The value of the RMB is subject to change as a result of central government policies and international economic and political developments affecting supply and demand in the PRC foreign trading system market.

Foreign currency exchange rate risk

Starting July 21, 2005, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. The depreciation of the U.S. dollar against RmMB  was approximately 0.89%, 4.53% and 2.38% during the years 2010,2011 and 2012, respectively. While the international reaction to the RMB appreciation has generally been positive, there remains significant international pressure to the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Foreign currency translation

The reporting currency is the U.S. dollars. The functional currency of our major investment in Inner Mongolia Yulong Pump Production Company Limited is in RMB.

Cash and cash equivalent

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less. As of December 31 2013, all of our cash was denominated in RMB and was partially held on hand by Cashier. RMB is not freely convertible into foreign currencies and the remittance of these funds out of the PRC is subject to exchange control restrictions imposed by the PRC government. As of March 31 2014 the Company does not have any.

Going concern

Million Place has sustained operating loss of US$6,579 since inception. The company’s continuation as going concern is dependent on management’s ability to develop profitable operations, and /or obtain additional financing from its stockholders and /or other third parties.

The accompanying financial statements have been prepared assuming that Million Place will continue as a going concern.

Investments

The Company has a 49% interest in Yulong Pump, a pump and boiler production company in Inner Mongolia. We use the equity method to account for investments in Inner Mongolia Yulong Pump production Company Limited; accordingly, the results of operations of Yulong Pump are included in equity in earnings of equity method investees on the Company’s statements of operation. Our net income includes the Company’s proportionate share of the net income or loss of Yulong Pump. Our judgment regarding the level of influence over each equity method investment includes considering key factors such as our ownership interest, representation on the board of directors, participation in policy-making decisions and material intercompany transactions.

The carrying value of the Company’s investment in Inner Mongolia Yulong Pump Production Company Limited is stated at historical cost of RMB 14,700,000 ($2,227,273 USD) less its share of loss for Yulong Pump of amount USD 83,440 from inception to March 31, 2014.

Recently Issued Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 during the quarter ended March 31, 2014, thereby no longer presenting or disclosing any information required by Topic 915

Financial Results of Inner Mongolia Yulong Pump Production Company Ltd..

Results of Operations (Inner Mongolia Yulong Pump Production Company Ltd.) for the Fiscal Years Ended December 31, 2012 and 2013, and for the periods ending March 31, 2013 and March 31, 2012.

Our operating results for the fiscal years ended December 31, 2013 and 2012, and for the three months periods ended March 31, 2014 and March 31, 2013 are summarized as follows:

		Three Months Ended		Three Months Ended		Year Ended	Year Ended
		March 31,		March 31,		December 31,	December 31,
		2014		2013		2013	2012

Revenues	$	Nil	$	Nil	$	Nil	$4,315
Operating Expenses		$6,258		$4,937		$144,845	$22,039
Net Loss		$6,258		$4,937		$144,845	$19,183
Comprehensive Income (Loss)		$(866,145)		$(592,500)		263,829	(5,307)
Loss Per Share		$0.03		0.02		0.01	0.00

Expenses

Yulong Pump`s operating expenses for the fiscal year ended December 31, 2013 and 2012, and for the period from August 3, 2010 (date of inception) to December 31, 2013 are outlined in the table below:

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	March 31,	March 31,	December 31,	December 31,
	2014	2013	2013	2012

General administrative	$6,258	$4,937	$144,845	$22,039

Expenses for the three months ended March 31, 2014, were $6,258 as compared to $4,937 for the comparative period in 2013. Expenses for the year ended December 31, 2013, were $6,579 as compared to $Nil for the comparative period in 2012. Yulong Pump`s expenses are attributable to its general administrative expenses incurred in carrying on its business and include professional fees and statutory corporate fees..

Equity Compensation

Yulong Pump does not have any equity compensation plans or arrangements.

Liquidity and Financial Condition

Working Capital
			Three Months Ended March 31, 2014	Year Ended December 31, 2013	Year Ended December 31, 2012

Current Assets			$1,367,542	$1,405,532	$1,468,439
Total Assets			$30,626,148	$32,859,865	$1,813,945
Current Liabilities			$1,130	$1,083	$300
Working Capital (deficit)			$1,366,442	$2,145,599	$1,468,139

Cash Flows
		Three Months Ended March 31, 2014	Three Months Ended March 31, 2013	Year Ended December 31, 2013		Year Ended December 31, 2012

Net Cash Provided by (Used in) Operating Activities		$(711)	$ Nil	$(135,996)		$1,333
Net Cash Used in Investment Activities	$	Nil	$ Nil	$30,978,623		45,275
Net Cash Provided by (Used in) Financing Activities	$	Nil	$ Ni	$30,782,044	$	Nil
Increase (Decrease) in Cash during the Period		$(713)	$ Nil	$3,443		$47,027
Cash and Cash Equivalents, End of Period		$231	$3,502	$944		$3,443

As of March 31, 2014, Yulong Pump had working capital of $8,494,349, $8,501,189 in total current assets and $6,840 in total current liabilities.

Yulong Pump isdependent on funds raised through equity financings and proceeds from shareholder loans.  Yulong Pump`s cumulative net loss of $30,709 as at March 31, 2013 was funded primarily by related party loans.

During the three months ended March 31, 2014, Yulong Pump spent $6,258  on operations, whereas the company spent $4,935 on operating activities during the same period in 2013. The increase in Yulong Pump`s expenditures on operating activities during the three months ended December 31, 2014 was primarily due to increased professionl fees.

During the year ended December 31, 2012, Yulong Pump spent $22,039 on operations, whereas it spent $144,845 on operating activities during the same period in fiscal 2013. The increase in its expenditures on operating activities during the year ended December 31, 2013 was primarily due to increases in general and administrative expenses.

During the year ended December 31, 2013, Yulong Pump used $30,978,623 in investing activities related to the purchase of the Wulateqianui . Subsequent to that investment, Yulong Pump has not used any funds in investing activities.

Yulong Pump received no funds from financing activities during the three months ended March 31, 2014 or during fiscal 2013 or 2012

Siginificant Accounting Policies (Inner Mongolia Yulong Pump)

Basis of presentation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of risks

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, trade receivables and advances to suppliers. As of March 31, 2014 and December 31, 2013, with respect to trade receivables and advances to suppliers, the Company extends credit based on evaluations of the customers' and suppliers' financial position and business history with the Company. The Company generally is required to make advances to suppliers.

Currency convertibility risk

Inner Mongolia Yulong Pump Production Company Limited transacts all of its business in Renminbi (“RMB”), which is not freely convertible into foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China (the “PBOC”) or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. The value of the RMB is subject to change as a result of central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

Foreign currency exchange rate risk

Starting July 21, 2005, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. The depreciation of the U.S. dollar against RMB was approximately 4.53%, 2.38%, and 6.05% during the years 2011, 2012, and 2013, respectively. While the international reaction to the RMB appreciation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Foreign currency translation and other comprehensive income

The reporting currency of the company is the US dollar. The Company uses the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the Peoples’ Bank of China at the end of the period. The statement of operations accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments included in the accumulated other comprehensive income amounted to $(859,887) and $(587,563) for the three months ended March 31, 2014 and 2013, respectively. The balance sheet amounts, with the exception of equity at March 31, 2014 and December 31, 2013, were translated at 6.2 RMB and 6.31 RMB to $1.00 USD respectively. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

The PRC government imposes significant restrictions on fund transfer out of PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid maturities of three months or less. As of March 31, 2014, all of our cash was denominated in RMB and was partially held on hand. RMB is not freely convertible into foreign currencies and the remittance of these funds out of PRC is subject to exchange control restrictions imposed by the PRC government. As of March 31, 2014, and December 31, 2013, the Company did not have any cash equivalents.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined on a weighted average basis. The Company estimates net realizable value based on intended use, current market value and inventory aging analysis. The Company writes down the inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of the inventory and the estimated market value based upon assumptions about the future demand and market conditions. The amount presented in the accompanying balance sheet is $204,765 and $210,268 at March 31, 2014 and December 31, 2013 respectively.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the assets and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight line basis over the assets’ estimated useful lives with no salvage value. The useful lives are as follows:

•              Building and improvements:  10-40 Years

•              Machinery: 10-30 Years

•              Other equipment:  5 Years

•              Transportation equipment: 5 Years

Maintenance or repairs are charged to expenses as incurred. Upon sale or disposition, the historically recorded asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income/expenses.

Construction in process

Yulong Pump purchased three levels of real property in a commercial building, and the total acquisition cost of the purchase is recorded as construction in process.

Land use rights

All land in the PRC is owned by the government. However, the grants “land use rights”.The Company acquired land use rights in 1998 for a total of $126,000 (RMB 799,000). The land use rights are for 50 years and expire in 2048. The Company amortizes the land use rights over the fifty-year term. The amortization expense for the three months ended March 31, 2014 and 2013 are $655 and $642, respectively.

Impairment of long-lived assets

Yulong Pump evaluates long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate their net book value may not be recoverable. When these events occur, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, and based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. There can be no assurance however, that market conditions will not change or demand for the Yulong Pump’s products will continue. Either of these could result in the future impairment of long-lived assets.

Income taxes

Yulong Pump hasimplemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. Yulong Pump adopted the provisions of ASC 740 and have analyzed filing positions in each PRC jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. Yulong Pump has identified the PRC as its “major” tax jurisdiction. The PRC tax law provides a (3-5 years) statute of limitation and Yulong Pump`sincome tax returns are subject to examination by tax authorities during that period. All penalties and interest are expensed as incurred. For the three months ended March 31, 2014 and 2013, there were no penalties and interest..

Yulong Pump believes that its income tax positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to its financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, Yulong Pump did not record a cumulative effect adjustment. Related to the adoption of ASC 740. Yulong Pump`spolicy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Yulong Pump`stax provision for interim periods is determined using an estimate of our annual effective tax rate based on rates established within the PRC and, adjusted for discrete items, if any, that are taken into account in the relevant period.  Each quarter Yulong Pump updates its estimate of the annual effective tax rate, and if its estimated tax rate changes, Yulong Pump makes a cumulative adjustment.

Comprehensive loss

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income requires that all items are required to be recognized under current accounting standards as components of comprehensive loss be reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Yulong Pump`scomprehensive loss includes net loss and foreign currency translation adjustments and is presented in the statements of operations and comprehensive loss.

Going concern

Yulong Pump has sustained operating losses of $2,909,569 since inception.  The company’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its stockholders and / or other third parties.

The accompanying financial statements have been prepared assuming that Yulong Pump will continue as a going concern; however, the above conditions raise substantial doubt about the company’s ability to do so.  The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should Yulong Pump be unable to continue as a going concern.

DESCRIPTION OF PROPERTIES

Our business office is located at Unit 10 & 11, 26th Floor, Lippo Center, Tower 2, 89 Queensway Admiralty, Hong Kong.  This facility is provided to us free of charge by our Chairman and Director, John Gong.

On August 5, 2013 Yulong Pump entered into Real Estate Sales Contracts (Lease Agreements) with Wulateqianqi Hua Yuan Real Estate Limited Company pursuant to which Yulong Pump acquired the land use rights, expiring on September 15, 2080, to the third, fourth and fifth floors of a 6 story commercial building under development and located in Wulanteqianqi, Mongolia, China.  The leasehold area of the property is approximately 143,106 square feet.  Yulong pump paid RMB 1,888,355,325 (approximately USD $30,782,044) in consideration of the land use rights.  The property is under construction with completion anticipated by Spring of 2015  The Wulateqianqi property was subsequently allocated to the joint venture between Million Place and Yulong Pump pursuant to the Joint Venture Agreement dated May 22, 2014.  Million Place is therefore responsible for the administration and management of the property and entitled to receive 49% of the joint venture proceeds.  We plan to lease the property following completion of construction and have identified a potential tenant to occupy the entire space.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of July 31, 2014, certain information with respect to the beneficial ownership of our common shares by each shareholder known by us to be the beneficial owner of more than 5% of our common shares, as well as by each of our current directors and executive officers as a group. Each person has sole voting and investment power with respect to the shares of common stock, except as otherwise indicated. Beneficial ownership consists of a direct interest in the shares of common stock, except as otherwise indicated.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership	Percentage of Class(1)
Gong Chin Ong (John Gong)(2) Unit 10 & 11, 26th Floor Lippo Centre Tower 2, 89 Queensway Admiralty, Hong Kong	Common	25,000,000	63.61%
Qin Xiu Shan(3) No. 3 KeZhen Gon ye Street Wu Chuan County Hohhot Inner Mongolia, China	Common	Nil	Nil
Yang Chin Leong (Simon Yang)(4) Blk. 615, Ang Mo Kio Ave. 4 Unit #05-1013 Singapore 560615	Common	Nil	Nil
Hogan Zhang(5) Unit 10 & 11, 26th Floor Lippo Centre Tower 2, 89 Queensway Admiralty, Hong Kong	Common	Nil	Nil
Directors and Officers as a group	Common	25,000,000	63.61%

(1)

Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares).In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided .In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on August 5, 2014. As of August 5, 2014, there were 39,300,000 shares of our company’s common stock issued and outstanding.

(2)	John Gong is our chairman and director.
(3)	Qin Xiu Shan is our president and director.
(4)	Simon Yang is our chief financial officer, treasurer, and director
(5)	Hogan Zhang is our secretary.

Changes in Control

We are unaware of any contract or other arrangement or provisions of our Articles or Bylaws the operation of which may at a subsequent date result in a change of control of our company. There are not any provisions in our Articles or Bylaws, the operation of which would delay, defer, or prevent a change in control of our company.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following individuals serve as the directors and executive officers of our company as of the date of this annual report. All directors of our company hold office until the next annual meeting of our shareholders or until their successors have been elected and qualified. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

Name	Position Held with our company	Age	Date First Elected or Appointed
Gong Chin Ong (John Gong)	Chairman and Director	47	September 24, 2012
Qin Xiu Shan	President and Director	43	November 22, 2012
Yang Chin Leong (Simon Yang)	Chief Financial Officer, Treasurer and Director	60	November 22, 2012
Hogan Zhang	Secretary	25	March 18, 2014

Business Experience

The following is a brief account of the education and business experience during at least the past five years of each director, executive officer and key employee of our company, indicating the person’s principal occupation during that period, and the name and principal business of the organization in which such occupation and employment were carried out.

Gong Chin Ong(John Gong) – Chairman and Director

John Gong was appointed as or president, chief executive officer, chief financial officer, secretary, treasurer and director on September 24, 2012.  On November 30, 2012 he resigned as president, chief executive officer, chief financial officer, secretary, treasurer and was appointed as chairman.  Mr. John Gong has worked for several major financial institutions, including Citibank, N.A. Singapore, where he was an Investment Manager in the investment advisory and investment management unit, Peregrine Investment Holdings, UBS, (as an Associate Director), Merrill Lynch International Bank (as a Vice President) and Head of Investments at Allied Capital Management.  He was employed upon graduation as a Management Associate at Citibank in 1988, where he was responsible for asset allocation and strategic investment input to the banks’ Investment Policy Committee. He started the Asian Discretionary Portfolio for Citibank clients (AD) which invest funds in the Asian equity markets. Besides being involved in managing the funds and advising clients on various investments and mergers / acquisitions, he has also written several articles on the economic and investment environment for Asia, on behalf of the bank in its Monthly Economic Review, and other publications for use by the bank's relationship managers and clients. The Singapore newspaper, Straits Times, has quoted some of his views and comments.  He is active in raising funds for companies from large private equity investors and through the International Capital Markets and is advisor to several large multinational and publicly-listed companies in South East Asia, and USA. He has also a strong relationship with major global private equity firms, investment banks, and securities lawyers, accountants, and other investment securities service providers.  Mr. Gong graduated from Washington State University, Washington, U.S.A., in 1986 with a Bachelor of Business Administration degree, with a concentration in Finance at the age of 19. He has been a guest speaker at the National University of Singapore. Mr Gong qualified as a Chartered Financial Analyst (CFA) in 1992, and is a Life Member of the American Association of Individual Investors (USA), Life member of Computerized Investing (USA), and was a Member of Association of Investment Management Research, and Member of Institute of Chartered Financial Analysts.  We appointed Mr. Gong as an officer and director of our company because of his experience and success with capital raising and investment banking, given the critical aspect of capital raising for startup companies.

Qin Xiu Shan – President and Director

Qin Xiu Shan was appointed as president of our company on November 22, 2012 and as a director of our board of directors on March 18, 2014.  Mr. Qin is a native of Inner Mongolia, Han and is also an engineer by traning. Mr. Qin graduated from the Renmin University of China in 1993, and earned his MBA in 1998. He has worked as senior management for numerous large enterprises, and has over 20 years of industrial investment and management experience.  Currently, Mr. Qin serves as the Chairman and Executive Director of the Inner Mongolia YuLong Pump Co., Ltd., Hohhot Deason Boiler Manufacturers Limited, and Shenzhen Financial Harbour Investment Guarantee Co., Ltd.  Mr. Qin Xiu Shan is an outstanding private entrepreneur in Inner Mongolia, China. His subordinates and the enterprises under his management, have won several awards from the Government and relevant organizations.  We appointed Mr. Qin because of his extensive business experience and knowledge of the boiler industry in China, the local laws and the investing environment.

Yang Chin Leong (Simon Yang) – Chief Financial Officer, Treasure and Directorr

Simon Yang was appointed as chief financial officer, secretary and treasurer of our company on November 22, 2012.  On March 18, 2014 Mr. Yang resigned as secretary and was appointed a director of our board of directors.  Mr. Yang graduated from University of Otago, New Zealand and was admitted into New Zealand Society of Accountants in 1981 as an Associate Chartered Accountant. Mr. Yang spent the first three years of his career in a professional accounting firm and thereafter was in the finance functions in commercial business sectors.  Mr. Yang worked with Barr Burgess & Stewart (affiliate firm of then Coopers & Lybrand) for three years after graduation in New Zealand and moved back to Singapore in 1980 where he worked for a short period with European Standards Electronics (now known as Thomson Multi Media) as an accountant and then joined the Member firm of SIMEX, Sin Huat Bullion Pte. Ltd. (a founding member firm of the predecessor to SIMEX;GES, the Gold Exchange of Singapore) as its Administration and Finance Manager . This was followed by being the Internal Audit/Manager as well as Director of Operations for subsidiary companies of Tuan Sing Limited and serving as company Director of the subsidiary companies in Malaysia.  Simon Yang then joined American multi-national telecommunication company AT&T Consumer Products as its Methods/Audit Manager initially and was later reassigned to the finance department as its Accounting Manager.  Mr. Yang left to join NatSteel Electronics as Finance and Administration Director and moved on to the investment holding company of NatSteel Limited, NatSteel Technology Limited, as its Chief Financial Officer. Subsequently he left to join WyWy Creative Lifestyle (a joint venture firm between Singapore Technology Group and WyWy Group) as its Chief Operating Officer running family lifestyle business.  After a long professional career Mr. Yang left to pursue his own interests.  He was appointed as an officer and director of our company for his knowledge of accounting rules and regulations, corporate governance, internal control and experience in financial management for a large corporation and public companies.

Hogan Zhang –   Secretary

Hogan Zhang  is in an investment analyst and associate with investment experience in several industries including the financial institutions group, real estate, gaming and natural resources. He also has corporate finance and investment banking experience with BNP Parabis where he was an analyst in equity capital markets (2011), Aktis Capital Limited where he was a private equity analyst (2012).  Mr. Zhang currently works with G Capital Limited as a private equity associate and with Asia Capital Resources Holdings as a private equity associate.  Mr. Zhang holds a BSc. from the Chinese University of Hong Kong.  We appointed Mr. Zhang as secretary because they believe his corporate finance and equity market knowledge and experience will be an asset to our company.

Family Relationships

There are no family relationships between any of our directors, executive officers and proposed directors or executive officers.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

1.	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

2.

had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

3.

been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

4.

been found by a court of competent jurisdiction in a civil action or by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

5.

been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

6.

been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29)), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Conflicts of Interest

There are no conflicts of interest. Further, we have not established any policies to deal with possible future conflicts of interest.

Audit Committee Financial Expert

We do not have an audit committee financial expert. We do not have an audit committee financial expert because we believe the cost related to retaining a financial expert at this time is prohibitive. Further, because we have no operations, at the present time, we believe the services of a financial expert are not warranted.

Audit Committee and Charter

We have a separately-designated audit committee of the board. Audit committee functions are performed by our board of directors. None of our directors are deemed independent. All directors also hold positions as our officers. Our audit committee is responsible for: (1) selection and oversight of our independent accountant; (2) establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal controls and auditing matters; (3) establishing procedures for the confidential, anonymous submission by our employees of concerns regarding accounting and auditing matters; (4) engaging outside advisors; and, (5) funding for the outside auditory and any outside advisors engagement by the audit committee. Our audit committee charter was attached as an exhibit to our annual report filed on Form 10-K with the Securities and Exchange Commission on September 12, 2012.

Code of Ethics

We adopted a Code of Ethics applicable to all of our directors, officers, employees and consultants, which is a “code of ethics” as defined by applicable rules of the SEC. Our Code of Ethics was attached as an exhibit to our annual report filed on Form 10-K with the Securities and Exchange Commission on September 12, 2012. If we make any amendments to our Code of Ethics other than technical, administrative, or other non-substantive amendments, or grant any waivers, including implicit waivers, from a provision of our Code of Ethics to our president, chief executive officer, chief financial officer, or certain other finance executives, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in a Current Report on Form 8-K filed with the SEC.

We will provide a copy of the Code of Business Conduct and Ethics to any person without charge, upon request. Requests may be sent in writing to: Asia Pacific Boiler Corporation, Unit 10 & 11, 26th Floor, Lippo Centre Tower 2, 89 Queensway Admiralty, Hong Kong.

Disclosure Committee and Charter

We have a disclosure committee and disclosure committee charter. Our disclosure committee is comprised of all of our officers and directors. The purpose of the committee is to provide assistance to the President, Chief Executive Officer and the Chief Financial Officer in fulfilling their responsibilities regarding the identification and disclosure of material information about us and the accuracy, completeness and timeliness of our financial reports. Our disclosure committee charter was attached as an exhibit to our annual report filed on Form 10-K with the Securities and Exchange Commission on September 12, 2012

Section 16(a) of the Securities Exchange Act of 1934

Our common stock is not registered pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Accordingly, our officers, directors, and principal stockholders are not subject to the beneficial ownership reporting requirements of Section 16(a) of the Exchange Act.

EXECUTIVE COMPENSATION

The particulars of the compensation paid to the following persons:

(a)     our principal executive officer;

(b)     our principal financial officer;

(c)     each of our three most highly compensated executive officers who were serving as executive officers at the end of the years ended June 30, 2013 and 2012; and

(d)     up to two additional individuals for whom disclosure would have been provided under (b) but for the fact that the individual was not serving as our executive officer at the end of the years ended June 30, 2013 and 2012, who we will collectively refer to as the named executive officers of our company, are set out in the following summary compensation table, except that no disclosure is provided for any named executive officer, other than our principal executive officers, whose total compensation did not exceed $100,000 for the respective fiscal year:

SUMMARY COMPENSATION TABLE
Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensa- tion ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensa- tion ($)	Total ($)
John Gong Chin Ong(1) Chairman and Director	2013 2012	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Qin Xiu Shan(2) President, and Director	2013 2012	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil
Yang (Simon) Chin Leong(3) Chief Financial Officer, Treasurer, Director, and former Secretary	2013 2012	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil	Nil Nil

(1)     John Gong was appointed as or president, chief executive officer, chief financial officer, secretary, treasurer and director on September 24, 2012.  On November 30, 2012 he resigned as president, chief executive officer, chief financial officer, secretary, treasurer and was appointed as chairman.

(2)     Qin Xiu Shan was appointed as president of our company on November 22, 2012 and as director on March 18, 2014.

(3)     Simon Yang was appointed as chief financial officer, secretary and treasurer of our company on November 22, 2012. On March 18, 2014 he resigned as secretary and was appointed a director.

Narrative Disclosure to Summary Compensation Table

There are no employment contracts, compensatory plans or arrangements, including payments to be received from our company with respect to any executive officer, that would result in payments to such person because of his or her resignation, retirement or other termination of employment with our company, or its subsidiaries, any change in control, or a change in the person’s responsibilities following a change in control of our company.

Stock Option Plan

Currently, we do not have a stock option plan in favor of any director, officer, consultant or employee of our company.

Stock Options/SAR Grants

During our fiscal year ended June 30, 2013 there were no options granted to our named officers or directors.

Outstanding Equity Awards at Fiscal Year End

No equity awards were outstanding as of the year ended June 30, 2013.

Compensation of Directors

We do not have any agreements for compensating our directors for their services in their capacity as directors, although such directors are expected in the future to receive stock options to purchase shares of our common stock as awarded by our board of directors.

We have determined that none of our directors are independent directors, as that term is used in Item 7(d)(3)(iv)(B) of Schedule 14A under the Securities Exchange Act of 1934, as amended, and as defined by Rule 4200(a)(15) of the NASDAQ Marketplace Rules.

Pension, Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide pension, retirement or similar benefits for directors or executive officers. We have no material bonus or profit sharing plans pursuant to which cash or non-cash compensation is or may be paid to our directors or executive officers, except that stock options may be granted at the discretion of the board of directors or a committee thereof.

Long-Term Incentive Plan Awards

We do not have any long-term incentive plans that provide compensation intended to serve as incentive for performance.

Indebtedness of Directors, Senior Officers, Executive Officers and Other Management

None of our directors or executive officers or any associate or affiliate of our company during the last two fiscal years, is or has been indebted to our company by way of guarantee, support agreement, letter of credit or other similar agreement or understanding currently outstanding.

Indemnification

Under our Articles of Incorporation and Bylaws of the corporation, we may indemnify an officer or director who is made a party to any proceeding, including a law suit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in our best interest. We may advance expenses incurred in defending a proceeding. To the extent that the officer or director is successful on the merits in a proceeding as to which he is to be indemnified, we must indemnify him against all expenses incurred, including attorney's fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933, which may be permitted to directors or officers under Nevada law, we are informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Act and is, therefore, unenforceable.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

Transactions with Related Persons of Our Company

No director, executive officer, shareholder holding at least 5% of shares of our common stock, or any family member thereof, had any material interest, direct or indirect, in any transaction, or proposed transaction since the year ended June 30, 2013, in which the amount involved in the transaction exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at the year-end for the last three completed fiscal years.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently act with three directors, consisting of John Gong, Simon Yang and Qin Xiu Shan. We have determined that none of our directors is an “independent director” as defined in NASDAQ Marketplace Rule 4200(a)(15).

We do not have a standing audit, compensation or nominating committee, but our entire board of directors acts in such capacities. We believe that our members of our board of directors are capable of analyzing and evaluating our financial statements and understanding internal controls and procedures for financial reporting. The board of directors of our company does not believe that it is necessary to have an audit committee because we believe that the functions of an audit committee can be adequately performed by the board of directors. In addition, we believe that retaining an independent director who would qualify as an “audit committee financial expert” would be overly costly and burdensome and is not warranted in our circumstances given the early stages of our development.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business.  However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business.  Except as set forth below, we are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

In the United States, our common shares are quoted on the Over-the-Counter Bulletin Board under the symbol “PADR.” The following quotations, obtained from Stockwatch, reflect the high and low bids for our common shares based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions.

The high and low bid prices of our common stock for the periods indicated below are as follows:

OTC Bulletin Board(1)
Quarter Ended	High	Low
June 30, 2014	$2.12	$2.12
March 31, 2014	$2.00	$2.00
December 31, 2013	$2.00	$2.00
September 30, 2013	$2.1	$1.75
June 30, 2013	$2.00	$0.05
March 31, 2013	$0.05	$0.05
December 31, 2012	$0.05	$0.05
September 30, 2012	$0.05	$0.05
June 30, 2012	$0.25	$0.00
March 31, 2012(2)	N/A	N/A
December 31, 2011(2)	N/A	N/A
September 30, 2011(2)	N/A	N/A
June 30, 2011(2)	N/A	N/A

(1)     Over-the-counter market quotations reflect inter-dealer prices without retail mark-up, mark-down or commission, and may not represent actual transactions.

(2)     Our common shares began trading on the Over-the-Counter Bulletin Board on June 26, 2012.

Our transfer agent is Quicksilver Stock Transfer, 6623 Las Vegas Blvd. South, #255 Las Vegas, Nevada 89119, telephone: (702) 629-1883; fax: (702) 562-9791.

Holders

As of August 5, 2014 there were 44 holders of record of our common stock. As of such date, 39,300,000 shares of our common stock were issued and outstanding.

Dividends

We have not declared any cash dividends, nor do we intend to do so. We are not subject to any legal restrictions respecting the payment of dividends, except that they may not be paid to render us insolvent. Dividend policy will be based on our cash resources and needs and it is anticipated that all available cash will be needed for our operations in the foreseeable future.

Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding stock options.

Purchases of Equity Securities by the Company

We did not purchase any of our shares of common stock or other securities during our fourth quarter of our fiscal year ended June 30, 2013.

RECENT SALES OF UNREGISTERED SECURITIES; USE OF PROCEEDS FROM REGISTERED SECURITIES

We did not sell any equity securities which were not registered under the Securities Act during the year ended June 30, 2013 that were not otherwise disclosed on our quarterly reports on Form 10-Q or our current reports on Form 8-K filed during the year ended June 30, 2013.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 400,000,000 shares of common stock, par value of $0.00001 per share, and 100,000,000 shares of preferred stock, par value of $0.00001. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. Stockholders do not have pre-emptive rights to purchase shares in any future issuance of our common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In the event of our liquidation, dissolution or winding up, holders of our common stock are entitled to receive, rateably, the net assets available to stockholders after payment of all creditors.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

Anti-takeover Effects of Our Articles of Incorporation and By-laws

Our amended and restated articles of incorporation and bylaws contain certain provisions that may have anti-takeover effects, making it more difficult for or preventing a third party from acquiring control of the Company or changing its board of directors and management. According to our bylaws and articles of incorporation, neither the holders of the Company’s common stock nor the holders of the Company's preferred stock have cumulative voting rights in the election of our directors. The combination of the present ownership by a few stockholders of a significant portion of the Company's issued and outstanding common stock and lack of cumulative voting makes it more difficult for other stockholders to replace the Company's board of directors or for a third party to obtain control of the Company by replacing its board of directors.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

  the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an "interested stockholder" having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation's voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation's stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation's disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Transfer Agent And Registrar

Our independent stock transfer agent is Quicksilve Stock Transfer, 6623 Las Vegas Blvd. South #225 Las Vegas, Nevada 89119, telephone (702) 629-1883; fax (702) 562-9791.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 78.138 of the NRS provides that a director or officer will not be individually liable unless it is proven that (i) the director's or officer's acts or omissions constituted a breach of his or her fiduciary duties, and (ii) such breach involved intentional misconduct, fraud or a knowing violation of the law.

Section 78.7502 of NRS permits a company to indemnify its directors and officers against expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action, suit or proceeding if the officer or director (i) is not liable pursuant to NRS 78.138 or (ii) acted in good faith and in a manner the officer or director reasonably believed to be in or not opposed to the best interests of the corporation and, if a criminal action or proceeding, had no reasonable cause to believe the conduct of the officer or director was unlawful.

Section 78.751 of NRS permits a Nevada company to indemnify its officers and directors against expenses incurred by them in defending a civil or criminal action, suit or proceeding as they are incurred and in advance of final disposition thereof, upon receipt of an undertaking by or on behalf of the officer or director to repay the amount if it is ultimately determined by a court of competent jurisdiction that such officer or director is not entitled to be indemnified by the company. Section 78.751 of NRS further permits the company to grant its directors and officers additional rights of indemnification under its articles of incorporation or bylaws or otherwise.

Section 78.752 of NRS provides that a Nevada company may purchase and maintain insurance or make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the company, or is or was serving at the request of the company as a director, officer, employee or agent of another company, partnership, joint venture, trust or other enterprise, for any liability asserted against him and liability and expenses incurred by him in his capacity as a director, officer, employee or agent, or arising out of his status as such, whether or not the company has the authority to indemnify him against such liability and expenses.

Our Articles of Incorporation provide that no director or officer of the Company will be personally liable to the Company or any of its stockholders for damages for breach of fiduciary duty as a director or officer; provided, however, that the foregoing provision shall not eliminate or limit the liability of a director or officer (i) for acts or omissions which involve intentional misconduct, fraud or knowing violation of law, or (ii) the payment of dividends in violation of Section 78.300 of NRS. In addition, our bylaws permit for the indemnification and insurance provisions in Chapter 78 of the NRS.

Insofar as indemnification by us for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling the company pursuant to provisions of our articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding, which may result in a claim for such indemnification.

Further, in the normal course of business, we have in our contracts indemnification clauses, written as either mutual where each party will indemnify, defend, and hold each other harmless against losses arising from a breach of representations or covenants, or out of intellectual property infringement or other claims made against certain parties; or single where we have agreed to hold certain parties harmless against losses etc.  We have entered into indemnification agreements with two of our officers and all directors, and our bylaws contain similar indemnification obligations to our agents. Remaining officers will be required to signed indemnification agreements in the near future.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

ITEM 5.06

CHANGE IN SHELL COMPANY STATUS

As a result of the consummation of the Share Exchange described in Item 2.01 of this Current Report on Form 8-K, we believe that we are no longer a “shell company”, as that term is defined in Rule 405 under the Securities Act and Rule 12b-2 under the Exchange Act.

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired

Filed herewith are:

  Audited financial statements of Million Place Investments Ltd. for the years ended December 31, 2013 and December 31, 2012.
  Unaudited financial statements of Million Place Investments Ltd. for the period ended March 31, 2014.
  Audited financial statements of Inner Mongolia Yulong Pump and Boiler Production Company Limited for the years ended December 31, 2013 and December 31, 2012.
  Unaudited financial statements of Inner Mongolia Yulong Pump and Boiler Production Company Limited for the period ended March 31, 2014.
  Pro-forma financials for the acquisition of Million Place Investments Ltd.

 (d) Exhibits

Exhibit No.	Description
2.1

Share Exchange Agreement dated August 5, 2014 among Asia Pacific Boiler Corporation, Million Place Investments Limited, and the shareholders of Million Place Investments Limited. (incorporated by reference to our Current Report on Form 8-K filed on August 12, 2014)

(3)	(i) Articles of Incorporation; and (ii) Bylaws
3.1	Articles of Incorporation (incorporated by reference to our Registration Statement on Form S-1 filed on August 15, 2011)
3.2	Bylaws (incorporated by reference to our Registration Statement on Form S-1 filed on August 15, 2011)
3.3	Articles of Merger (incorporated by reference to our Current Report on Form 8-K filed on November 9, 2012)
3.4	Certificate of Change (incorporated by reference to our Current Report on Form 8-K filed on November 9, 2012)
3.5	Certificate of Incorporation of Million Place Investments Ltd. (incorporated by reference to our Current Report on Form 8-K filed on August 12, 2014)
3.6	Articles of Association of Million Place Investments Ltd. (incorporated by reference to our Current Report on Form 8-K filed on August 12, 2014)

(10)	Material Contracts
10.1	Letter of Intent dated February 14, 2014, with Million Place Investments Limited (incorporated by reference to our Current Report on Form 8-K filed on February 18, 2014)
10.2	Share Transfer Agreement dated December 3, 2012 between Million Place Investments Limited, and Gong Chin Ong (incorporated by reference to our Current Report on Form 8-K filed on August 12, 2014)
10.3

Share Sale and Purchase Agreement (Option Agreement) dated April 25, 2014 between Million Place Investments Limited and Qin Xiu Shan. (incorporated by reference to our Current Report on Form 8-K filed on August 12, 2014)

10.4	Joint Venture Agreement dated May 22, 2014 between Million Place Investments and Yulong Pump. (incorporated by reference to our Current Report on Form 8-K filed on August 12, 2014)
10.5	Warranty Deed between Yulong Pump and Qin Xiu Shan (incorporated by reference to our Current Report on Form 8-K filed on August 12, 2014)
10.6

Purchase Agreement dated August 5, 2013 between Yulong Pump and Wulateqianqi Hua Yuan Real Estate Limited Company (3rd Floor). (incorporated by reference to our Current Report on Form 8-K filed on August 12, 2014)

10.7

Purchase Agreement dated August 5, 2013 between Yulong Pump and Wulateqianqi Hua Yuan Real Estate Limited Company. (incorporated by reference to our Current Report on Form 8-K filed on August 12, 2014)

10.8

Purchase Agreement dated August 5, 2013 between Yulong Pump and Wulateqianqi Hua Yuan Real Estate Limited Company. (incorporated by reference to our Current Report on Form 8-K filed on August 12, 2014)

10.9	Extension of Warranty deed between Yulong Pump and Qin Xiu Shan dated August 5, 2014.
(14)	Code of Ethics
14.1	Code of Ethics (incorporated by reference to our Annual Report on Form 10-K filed on September 12, 2012)
21	List of Subsidiaries: Million Place Investments Limited, a British Virgin Islands corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 29, 2014

ASIA PACIFIC BOILER CORPORATION

By:	/s/ Yang Chin Leong
Yang Chin Leong (Simon Yang)
Chief Financial Officer, Treasurer, Director

NTON HIA	CERTIFIED PUBLIC ACCOUNTANTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Million Place Investments Limited.

We have audited the balance sheets of Million Place Investment Limited as of December 31, 2013 and 2012 and the related statements of operations and comprehensive loss, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements,  assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012 and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred an accumulated deficit of $86,953 from inception to December 31, 2013. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Anton & Chia, LLP

August 8, 2014

Newport Beach, CA

___________________________________________________________________________________________________________

MILLION PLACE INVESTMENTS LIMITED

BALANCE SHEETS

As of December 31, 2013 and 2012

	December 31,
ASSETS	2013	2012

Investment	$ 2,146,899	$ 2,217,873

TOTAL ASSETS	$ 2,146,899	$ 2,217,873

LIABILITIES AND STOCKHOLDERS' EQUITY

Other payable	$ 300	$ 300

TOTAL LIABILITIES	300	300

STOCKHOLDERS' EQUITY

Common stock, par value $1.00, 50,000 shares authorized, 10,000 shares issued and outstanding at December 31, 2013 and 2012, respectively.	10,000	10,000
Additional paid in capital	2,223,552	2,223,552
Accumulated deficit	(86,953)	(15,979)
Total Stockholders' Equity	2,146,599	2,217,573

TOTAL LIABILITY AND STOCKHOLDERS' EQUITY	$ 2,146,899	$ 2,217,873

The accompanying notes are an integral part of these financial statements

__________________________________________________________________________________

MILLION PLACE INVESTMENTS LIMITED

STATEMENTS OF OPERATIONS

For the Years Ended December 31, 2013 and 2012

	December 31,	December 31,
	2013	2012
Revenue	$-	$-
Cost of revenue	-	-

Gross Profit	-	-

General and Administrative

Operating expense	-	6,579
Total operating expense	-	(6,579)

Loss from operations
Losses on equity method	(70,974)	(9,400)
investment, net

Net Loss	$(70,974)	$(15,979)

Weighted average number of shares - Basic and Diluted	10,000	10,000

Loss per share - Basic and Diluted	$(7.10)	$(1.60)

The accompanying notes are an integral part of these financial statements

__________________________________________________________________________________

MILLION PLACE INVESTMENTS LIMITED

STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

For the Years Ended December 31, 2013 and 2012

			Additional		Total
	Common Stock		paid-in	Accumulated	Stockholders'
	Shares	Amount	Capital	deficit	Equity

Shares issued for cash	10,000	$ 10,000	$ -	$ -	$ 10,000
Shareholder contribution	-	-	2,223,552	-	2,223,552
Net loss	-	-	-	(15,979)	(15,979)
Balance, December 31, 2012	10,000	$ 10,000	$ 2,223,552	$ (15,979)	$ 2,217,573
Net loss		-	-	(70,974)	(70,974)
Balance, December 31, 2013	10,000	$ 10,000	$ 2,223,552	$ (86,953)	$ 2,146,599

The accompanying notes are as integral part of these financial statements

_________________________________________________________________________________

MILLION PLACE INVESTMENTS LIMITED

STATEMENTS OF CASH FLOWS

For the Years Ended December 31, 2013 and 2012

	December 31, 2013	December 31, 2012
OPERATING ACTIVITIES
Net loss	$ (70,974)	$ (15,979)
Adjustments to reconcile net loss to net cash
used in operating activities
Loss on equity method investment	70,974	9,400

Changes in operating assets and liabilities:
Accrued liabilities	-	300

Net cash used in operating activities	-	(6,279)

FINANCING ACTIVITIES
Proceeds from the issuance of common stock		10,000
Contribution from shareholder for equity investment	-	(3,721)
Net cash provided by financing activities	-	6,279

Net increase in cash	-	-

Cash at beginning of period	-	-

Cash at end of period	$ -	$ -

Supplemental Cash Flow Information
Shareholder contribution for 49% equity investment	$ -	$ 2,227,273

The accompanying notes are an integral part of these financial statements

_____________________________________________________________________________

MILLION PLACE INVESTMENTS LIMITED

NOTES TO FINANCIAL STATEMENTS

December 31, 2013 and 2012

NOTE 1 – BUSINESS ORGANISATION AND DESCRIPTION

Million Place Investment Limited (the “company”, “we”, or “us”) was incorporated on April 30, 2012 under the laws of the British Virgin Island (BVI) to engage in any lawful corporate undertaking, including but not limited to mergers and acquisitions.

On December 1, 2012, the company purchased from Mr. Gong Chin Ong, the President and CEO of the Company, 14.7 million shares at RMB 1.00 per ordinary share in the share capital of this company, Messrs Inner Mongolia Yulong Pump Production Company Limited (Yulong Pump) thus acquiring an equity interest of 49% into Yulong Pump.

On July xx, 2014, we entered into and closed a share exchange agreement with Million Place Investments Ltd. and the shareholders of Million Place.  Pursuant to the terms of the share exchange agreement, we agreed to acquire all 10,000 of the issued and outstanding shares of Million Place’s common stock in exchange for the issuance by our company of 7,500,000 shares of our common stock to the shareholders of Million Place.  As a result of the acquisition, Million Place became our wholly owned subsidiary and we have adopted its business.

NOTES 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”). The financial statements and notes are representations of management.

The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of risks

Inner Mongolia Yulong Pump Production Company Limited transacts all of its business in Renminbi (“RMB”), which is not freely convertible into foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China (the “PBOC”) or other banks authorised to buy and sell foreign currencies at the exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. The value of the RMB is subject to change as a result of central government policies and international economic and political developments affecting supply and demand in the PRC foreign trading system market.

Foreign currency exchange rate risk

Starting July 21, 2005, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. The depreciation of the U.S. dollar against RMB was approximately 2.38% and 2.55% during the years 2012 and 2013 respectively. While the international reaction to the RMB appreciation has generally been positive, there remains significant international pressure to the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Foreign currency translation

The reporting currency is the U.S. dollars. The functional currency of our major investment in Inner Mongolia Yulong Pump Production Company Limited is in RMB.

Cash and cash equivalent

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less. As of December 31 2013, and 2012, the company does not have any cash or cash equivalents.

Going concern

The accompanying financial statements have been prepared assuming that we will continue as a going concern.  We have not generated any revenue, have suffered losses from investment since our inception and have an accumulated deficit of $86,953 as of December 31, 2013.  The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or amounts and classifications of liabilities that might be necessary should we be unable to continue our existence.

 The company’s continuation as going concern is dependent on management’s ability to develop profitable operations and /or obtain additional financing from its stockholders and /or other third parties.

Investments

The Company has a 49% interest in Yulong Pump, a pump and boiler production company in Inner Mongolia. We use the equity method to account for investments in Inner Mongolia Yulong Pump and Boiler Production Company Limited; accordingly, the results of operations of Yulong Pump are included in equity in earnings of equity method investees on the Company’s statements of operation. Our net income includes the Company’s proportionate share of the net income or loss of Yulong Pump. Our judgment regarding the level of influence over each equity method investment includes considering key factors such as our ownership interest, representation on the board of directors, participation in policy-making decisions and material intercompany transactions.

The  carrying value of the Company’s investment  in Inner Mongolia Yulong Pump Production Company Limited is stated at historical cost of  RMB 14,700,000 ($2,227,273 USD) less its share of loss for Yulong Pump of amount US$86,953 from inception to December 31, 2013.

Income Taxes

We have implemented provisions of ASC 740, Income Taxes (“ASC740”), which clarifies the accounting and disclosure for uncertain positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. Deferred tax assets and liabilities are recognized for the future consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. We adopted the provisions of ASC 740 and have analysed filing positions in each of the jurisdiction where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the BVI as our “major” tax jurisdiction. Generally we remain subject to BVI examinations of our income tax returns annually.

We believe that our income tax filing positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment related to adoption of ASC 740. Our policy for recording interest and penalties is to record such items as a component of income taxes.

NOTE 3 – RECENTLY ISSUED AND ADOPTED ACCOUNTING PRONOUNCEMENTS

The Company adopted ASU No.2011-04,”Amendments To Achieve Common Fair Value Management and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (“IFRS”) of Fair Value Management-Topic 820 (ASU 2-11-04)” ASU 2011-04 represents the converged guidance of the Financial Accounting Standards Board (“FASB”) and the International  Accounting Standards Board (“IASB”) on fair value measurement. A variety of measures are included in the update intended to either clarify existing fair value measurement requirements ,change particular principles requirements for measuring fair value or for disclosing information about fair value measurements. For many of the requirements, the FASB does not intend to change the application of existing requirements under Accounting Standards Codification (“ASC”) Topic 820. Fair Value Measurements ASU 2011-04 was effective for interim and annual periods beginning after December 31 2011. The adoption of this update did not have a material impact on the financial statements and related disclosures.

In February 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-02 “Comprehensive Income (Topic 220)”. Under the amendments in this update, an entity that reports the existence of accumulated other comprehensive income must report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income, and cross-reference other disclosures if the reclassification is to the balance sheet. The amendments are effective prospectively for reporting periods beginning after December 15, 2013. The adoption of ASU 2013-02 by the Company did not have a material impact on the Company’s financial statements.

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 during the years ended December 31, 2013 and 2012, thereby no longer presenting or disclosing any information required by Topic 915.

NOTE 4 - INVESTMENT

The carrying value for the Company’s investment  in Inner Mongolia Yulong Pump Production Company Limited is stated at historical cost of  $2,227,273 less its share of loss for Yulong Pump of amount $70,974 and $9,400 for the years ended December 31, 2013 and 2012, respectively.

NOTE 5 – SHAREHOLDERS’ EQUITY

As of December 31, 2013, the Company has authorized to issue a maximum of 50,000 shares of one class with a par value of US $1.00 each.

As of December 31, 2013 and 2012, the Company has 10,000 shares issued and outstanding.

MILLION PLACE INVESTMENTS LIMITED

FINANCIAL STATEMENTS

For The Three Months Ended March 31, 2014

___________________________________________________________________________

MILLION PLACE INVESTMENT LIMITED

FINANCIAL STATEMENTS

Balance Sheet as at March 31, 2014 (Unaudited) and December 31, 2013

Statements of Operations For The Three Months Ended March 31, 2014 and 2013 (Unaudited)

Statements of Cash Flows For The Three Months Ended March 31, 2014 and 2013 (Unaudited)

Notes to Unaudited Financial Statements

MILLION PLACE INVESTMENTS LIMITED BALANCE SHEET As at March 31, 2014

	March 31, 2014	December 31, 2013
ASSETS	(Unaudited)	Audited

Current Assets
Investments, net	$2,143,833	2,146,899
TOTAL ASSETS	$2,143,833	2,146,899

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable	$300	300
Accounts payable - related party	878	-
TOTAL LIABILITIES	1,178	300

Stockholders’ Equity
Stock issued, $1.00 par value, 10,000 shares issued and outstanding	10,000	10,000
Additional paid in capital	2,223,552	2,223,552
Deficit accumulated	(90,897)	(86,953)

Total Stockholders’ Equity	2,142,655	2,146,599

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,143,833	2,146,899

The accompanying notes are an integral part of these financial statements

______________________________________________________________________

MILLION PLACE INVESTMENTS LIMITED

STATEMENTS OF OPERATIONS

For the Three Months Ended March 31, 2014 and 2013

(Unaudited)

	Three Months Ended March 31,
	2014	2013
Revenue	$-	$-
Cost of goods sold	-	-

Gross profit	-	-

General and administrative	878	6,579
Total operating expenses	878	6,579

Loss from operations	(878)	(6,579)
Losses on equity method investment, net	(3,066)	(2,419)

Net Loss	$(3,944)	$(8,998)

Weighted average number of shares-Basic and Diluted	10,000	10,000
Loss per share-Basic and Diluted	$(0.39)	$(0.90)

The accompanying notes are an integral part of these financial statements

___________________________________________________________________________

MILLION PLACE INVESTMENTS LIMITED

STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2014 and 2013

Unaudited
___________________________________________________________________________

	Three Months Ended March 31,
	2014	2013
OPERATING ACTIVITIES:
Net loss	$(3,944)	(8,998)
Adjustments to reconcile net loss to
net cash used in operating activities:
Loss on equity method investment, net	3,066	2,419
Net cash used in operating activities	(878)	(6,579)

FINANCING ACTIVITIES:
Proceeds from loan from a related party	878	6,579
Net cash provided by financing activities	878	6,579

NET INCREASE/DECREASE IN CASH	-	-
CASH, BEGINNING OF THE PERIOD	-	-

CASH, END OF THE PERIOD	-	-

The accompanying notes are an integral part of these financial statements

MILLION PLACE INVESTMENTS LIMITED
NOTES TO FINANCIAL STATEMENTS
March 31, 2014

NOTE 1 – BUSINESS ORGANISATIONAND DESCRIPTION

Million Place Investment Limited (the “company”, “we”, or “us”) was incorporated on April 30, 2012 under the laws of the British Virgin Island (BVI) to engage in any lawful corporate undertaking, including but not limited to mergers and acquisitions.

On December 1, 2012, the company acquired an equity interest of 49% of Inner Mongolia Yulong Pump Production Company Limited (“Yulong Pump”) by making an investment of $2,227,273 (RMB 14,700,000)

Further on February 14, 2014, the company signed a Letter Of Intent (LOI) with Asia Pacific Boilers Corp, an US listed, OTCBB to sell all of its 49% shareholding in Inner Mongolia Yulong Pump Production Company Limited to Asia Pacific Boilers Corp.

NOTES 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”)

The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of risks

Inner Mongolia Yulong Pump Production Company Limited transacts all its business in Renminbi (“RMB”), which is not freely convertible into foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China (the “PBOC”) or other banks authorised to buy and sell foreign currencies at the exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices , shipping documents and signed contracts. The value of the RMB is subject to change as a result of central government policies and international economic and political developments affecting supply and demand in the PRC foreign trading system market.

Foreign currency exchange rate risk

Starting July 21, 2005, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. The depreciation of the U.S. dollar against RmMB was approximately 4.53%, 2.38% and 2.55% during the years 2011, 2012, and 2013, respectively. While the international reaction to the RMB appreciation has generally been positive, there remains significant international pressure to the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Foreign currency translation

The reporting currency is the U.S. dollars. The functional currency of our major investment in Inner Mongolia Yulong Pump Production Company Limited is in RMB.

Cash and cash equivalent

Cash and cash equivalents include all cash, deposits in banks and other highly liquid investments with initial maturities of three months or less. As of March 31, 2014 and December 31, 2013, the Company does not have any cash or cash equivalents.

Going concern

The accompanying financial statements have been prepared assuming that we will continue as a going concern. We have not generated any revenue, have suffered losses from investment since our inception and have an accumulated deficit of $90,897 as of March 31, 2014. The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or classifications of liabilities that might be necessary should we be unable to continue our existence.

The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations and/or obtain additional financing from its stockholders and/or other third parties.

Investments

The Company has a 49% interest in Yulong Pump, a pump and boiler production company in Inner Mongolia since December 1, 2012. We use the equity method to account for investments in Yulong Pump; accordingly, the results of operations of Yulong Pump are included in equity in earnings of equity method investees on the Company’s statements of operation. Our results of operations include the Company’s proportionate share of the net income or loss of Yulong Pump. Our judgment regarding the level of influence over each equity method investment includes considering key factors such as our ownership interest, representation on the board of directors, participation in policy-making decisions and material intercompany transactions.

As of March 31, 2014. the carrying value of the Company’s investment in Yulong Pump amounted to $2,143,833 which equals historical cost of $2,227,273 (RMB 14,700,000) less its share of loss for Yulong Pump of amount $83,440 from inception to March 31, 2014..

Recently Issued Accounting Pronouncements

In June 2014, the FASB issued ASU 2014-10, Development Stage Entities (Topic 915): Elimination of Certain Financial Reporting Requirements. ASU 2014-10 eliminates the distinction of a development stage entity and certain related disclosure requirements, including the elimination of inception-to-date information on the statements of operations, cash flows and stockholders' equity. The amendments in ASU 2014-10 will be effective prospectively for annual reporting periods beginning after December 15, 2014, and interim periods within those annual periods, however early adoption is permitted. The Company adopted ASU 2014-10 during the quarter ended March 31, 2014, thereby no longer presenting or disclosing any information required by Topic 915.

NOTE 3 – INVESTMENT

As of March 31, 2014. the carrying value of the Company’s investment in Yulong Pump amounted to $2,143,833 which equals historical cost of $2,227,273 (RMB 14,700,000) less its share of loss for Yulong Pump of amount $83,440 from inception to March 31, 2014.

NOTE 4 – SHAREHOLDERS’ EQUITY

As of March 31, 2014, the Company has authorized to issue a maximum of 50,000 shares of one class with a par value of US $1.00 each.

As of March 31, 2014, the Company has 10,000 shares issued and outstanding.

Inner Mongolia Yulong Pump and boiler PRODuCTION COMPANY LIMITED

FINANCIAL STATEMENTS

December 31, 2013 and 2012

inner mongolia yulong pump PRODUCTION AND BOILER PRODUCTION COmpany LimiTeD

Report of Independent Registered Public Accounting Firm
Balance Sheets as at December 31 2013 and 2012
Statements of Operations and Comprehensive Loss for the Years Ended December 31, 2013 and 2012
Statements of Stockholders’ Equity for the Years Ended December 31 2013 and 2012
Statements of Cash Flows for the Years Ended December 31 2013, and 2012
Notes to Financial Statements

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Inner Mongolia Yulong Pump & Boiler Production Company Limited.

We have audited the balance sheets of Inner Mongolia Yulong Pump & Boiler Production Company Limited (the “Company”) as of December 31, 2013 and 2012 and the related statements of operations and comprehensive loss, stockholders' equity and cash flows for the years then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit include examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2013 and 2012 and the result of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States.

The financial statements have been prepared assuming that the Company will continue as a going concern. As shown in the financial statements, the Company has incurred an accumulated deficit of $2,903,311 from inception to December 31, 2013. This raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to this matter are described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/Anton & Chia, LLP

August 8, 2014

Newport Beach, CA

inner mongolia yulong pump PRODUCTION AND BOILER PRODUCTION COmpany LimiTeD
Balance Sheets

ASSETS
Current assets
Cash	$944	$	$ 3,443
Inventory	210,268		201,500
Prepaid expense	11,304		-
Other receivebles-related pary	1,183,015		1,263,496
Total current assets	$1,405,532		$1,468,439

Non-current assets
Construction in process	31,114,083		-
Plant and equipment, net	250,059		256,547
Land use right, net	90,190		88,959
Total non-current assets	31,454,333		345,506
Total assets	$32,859,865		$1,813,945
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	1,130		1,083
Total current liabilities	1,130		1,083

Total liabilities	1,130		1,083

Stockholders' equity
Paid in capital, 30,000,000 shares of common voting stock authorized at par value of $0.13946, issued and outstanding as of December 31, 2013 and 2012	4,183,800		4,183,800
Additional paid in capital	30,782,044		-
Statutory reserves	109,260		109,260
Accumulated deficit	(2,903,311)		(2,758,466)
Accumulated other comprehensive income	686,942		278,268

Total stockholders' equity	32,858,735		1,812,862
Total liabilities and stockholders' equity	32,859,865		1,813,945

The accompanying notes are an integral part of these financial statements inner mongolia yulong pump PRODUCTION AND BOILER PRODUCTION COmpany LimiTeD statements of operations and comprehensive loss

	For the Year Ended December 31,
	2013	2012
Revenue	-	$4,351
Cost of goods sold	-	1,495

Gross Profit	-	2,856

Operating expenses
General and administrative	144,845	22,039

Total operating expense	144,845	22,039

Loss from operation	(144,845)	(19,183)

Loss before income taxes	(144,845)	(19,183)

Income taxes	-	-

Net loss	(144,845)	$ (19,183)

Other comprehensive income/(loss)
Foreign currency translation adjustments	408,674	13,876

Comprehensive income/(loss)	263,829	$(5,307)

Weighted average number of shares-Basic and diluted	30,000,000	30,000,000

Loss per share-Basic and Diluted	0.01	$(0.00)

The accompanying notes are an integral part of these financial statements inner mongolia yulong pump PRODUCTION AND BOILER PRODUCTION COmpany LimiTeD statements of stockholders' equity

					Accumulated
					Other
	Common	Paid-in	Statutory	Accumulated	Comprehensive	Total
	Stok	Capital	Reserves	Dificit	Loss
Balance, December 31, 2011	30,000,000	$ 4,183,800	$ 109,260	$ (2,739,283)	$ 264,392	$ 1,818,169
Net loss	-	-	-	(19,183)	-	(19,183)
Foreign currency translation adjustment					13,876	13,876
Balance, December 31, 2012	30,000,000	$ 4,183,800	$ 109,260	$ (2,758,466)	$ 278,268	$ 1,812,862
Increase in registered capital	-	30,782,044	-	-	-	30,782,044
Net loss	-	-	-	(144,845)	-	(144,845)
Foreign currency translation adjustment	-	-	-	-	408,674	408,674
Balance, December 31, 2013	30,000,000	$ 34,965,844	$ 109,260	$ (2,903,311)	$ 686,942	$ 32,858,735

The accompanying notes are an integral part of these financial statements inner mongolia yulong pump PRODUCTION AND BOILER PRODUCTION COmpany LimiTeD statements of cash flows

	For the Year Ended December 31,
	2013	2012
Operating activities:
Net loss	$(144,845)	$(19,183)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation and amortization expenses	19,980	19,433
Other payables	-	1,083
Prepaid expense	(11,132)	-
Net cash used in/(provided) by operating activities	(135,996)	1,333

Investing activities
Loan to related party	-	(282,725)
Construction in process	(31,114,083)	-
Receipts from related party	135,460	237,450
Net cash used in investing activities	(30,978,623)	(45,275)

Financing activities:
Proceed from increase in registered capital	30,782,044	-
Net cash provided by financing activities	30,782,044	-

Effects of exchange rate change in cash	330,077	358

Net decrease in cash	(2,499)	(43,584)
Cash, beginning of the period	3,443	47,027

Cash, end of the period	$944	$3,443

The accompanying notes are an integral part of these financial statements

NOTE 1 – BUSINESS Organization and description

Inner Mongolia Yulong Pump & Boiler Production Company Limited (the "Company," “We,” or “Us.”)  was incorporated on 6th  October 1998 under the laws of the Peoples Republic Of China to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

In 2008, the Company transformed itself from a local resident China company to a foreign joint venture company with Million Place Investment Limited of the British Virgin Islands (“BVI”). As a result, the Company has become an entity with the status of a foreign joint venture company with registered capital of Rmb 30 million, which consists of 30 million shares of authorized, issued and outstanding voting common stock with a par value of Rmb 1.0 per share.

Further in 2013, the Company applied to the Foreign Investment Committee of Inner Mongolia Autonomous Region to raise the registered capital from RMB 30 million to RMB 600 million. This was approved in November 2013. During the year 2013, the Company already raised RMB 188,355,325 ($31,114,083 USD) as a contribution to the Company from Mr. Qin, the President and CEO.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of risks

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, trade receivables and advances to suppliers. As of December 31, 2013 and December 31st 2012, with respect to trade receivables and advances to suppliers, the Company extends credit based on evaluations of the customers' and suppliers' financial position and business history with the Company. The Company generally is required to make advances to supplier

Currency convertibility risk

Inner Mongolia Yulong Pump & Boiler Production Company Limited transacts all of its business in Renminbi (“RMB”), which is not freely convertible into foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China (the “PBOC”) or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. The value of the RMB is subject to change as a result of central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

Foreign currency exchange rate risk

Starting July 21, 2005, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. The depreciation of the U.S. dollar against RMB was approximately 2.38% and 2.55% during the years 2012 and 2013, respectively. While the international reaction to the RMB appreciation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Foreign currency translation and other comprehensive income

The reporting currency of the company is the US dollar. The Company uses the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the Peoples’ Bank of China at the end of the period. The statement of operations accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments included in the accumulated other comprehensive income amounted to $408,674 and $13,876 as of December 31 2013 and 2012, respectively. The balance sheet amounts, with the exception of equity at December 31 2013 and 2012 were translated at 6.2 RMB and 6.31 RMB to $1 USD, respectively. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

The PRC government imposes significant restrictions on fund transfer out of PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

Financial instruments

The accounting standards regarding fair value of financial instruments and related fair value measurements defines financial instruments and requires disclosure of the fair value of financial instruments held by the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

•         Level 1- inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

•         Level 2- inputs to the valuation methodology include quote price for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

•         Level 3- inputs to the valuation methodology are unobservable and significant to the fair value.

The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable and accrued liabilities, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization. For short term loans and other payables, the Company concluded the carrying values are a reasonable estimate of fair values because of the short period of time between the origination and repayment and as their stated interest rates approximate current rates available.

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid maturities of three months or less. As of December 31, 2013, and 2012, all of our cash was denominated in RMB and was partially held on hand. RMB is not freely convertible into foreign currencies and the remittance of these funds out of PRC is subject to exchange control restrictions imposed by the PRC government. As of December 31 2013 and 2012, the Company did not have any cash equivalents.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined on a weighted average basis. The Company estimates net realizable value based on intended use, current market value and inventory aging analysis. The Company writes down the inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of the inventory and the estimated market value based upon assumptions about the future demand and market conditions.

Construction in process

The Company purchased three levels of real property in a building, and the total acquisition cost of the purchase recorded as construction in process.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the assets and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight line basis over the assets’ estimated useful lives with no salvage value. The useful lives are as follows:

•         Building and improvements: 10-40 Years

•         Machinery:10-30 Years

•         Other equipment: 5 Years

•         Transportation equipment: 5 Years

Maintenance or repairs are charged to expenses as incurred. Upon sale or disposition, the historically recorded asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income/expenses.

Land use rights

All land in the PRC is owned by the government. However, the grants “land use rights “. The Company acquired land use rights in 1998 for a total of $131,985 (RMB 799,000). The land use rights are for 50 years and expire in 2048. The Company amortizes the land use rights over the fifty-year term.

Impairment of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate their net book value may not be recoverable. When these events occur, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. There can be no assurance, however, that market conditions will not change or demand for the Company’s products will continue. Either of these could result in the future impairment of long-lived assets.

Revenue recognition

Sales revenue is recognized at the date of shipment to customers when formal arrangement exists, the price is fixed or determinable, the delivery is completed, the Company has no other significant obligations and collectability is reasonably assured. Payments received before all of the relevant criteria for revenue recognition are recorded as customer deposits. Sales revenue represents the invoiced value of goods, net of value-added tax (VAT).All of the Company’s products sold in the PRC are subject to a Chinese value-added tax at a rate of 14% or 17% of the gross sales price. This VAT may be offset by VAT paid by the Company on raw materials and other materials included in the cost of producing the finished goods.

Allowance for sales returns

On a case-by-case basis, we accept returns of products from our customers, without restocking charges, when they can demonstrate an acceptable cause for the return. Requests by a distributor to return products purchased for its own inventory generally are not included under this policy. We will, on a case-by-case basis, accept returns for products upon payment for a restocking fee, which is generally 10% of the net sales price. We will not accept returns of any products that were special-ordered by a customer or that otherwise are not generally included in our inventory. There was no allowance for sales returns reserved at December 31, 2013 and 2012.

Cost of revenue

Cost of revenue consists primarily of the purchase price of pump products and content sold by us, inbound shipping charges, and packing supplies. Shipping charges to receive products from our suppliers are included in inventory cost, and recognized as “cost of revenue” upon the sale of products to our customers. Payment processing and related transaction costs including those associated with seller transactions are classified in “selling expenses” on our consolidated statements of operations. Any write downs of inventory to lower of cost or market value are also recorded in cost of revenue.

Income taxes

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. We adopted the provisions of ASC 740 and have analyzed filing positions in each PRC jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the PRC as our “major” tax jurisdiction. Generally, we remain subject to PRC examination of our income tax returns annually.

We believe that our income tax positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment, related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Comprehensive loss

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, SC 220, Comprehensive Income requires that all items are required to be recognized under current accounting standards as components of comprehensive loss are reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Company’s comprehensive loss includes net loss and foreign currency translation adjustments and is presented in the statements of operations and comprehensive loss.

Going concern

The Company has sustained accumulative loss of $2,903,311 since inception. The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and/or obtain additional financing from its stockholders and/or other third parties. However, there is no assurance of such development or additional funding being available.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 3 – RECENTLY ISSUED AND ADOPTED ACCOUNTING PRONOUCEMENTS

In July 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-11 “Income Taxes (Topic 740). The objective of the amendments in this Update is to eliminate the diversity in practice relative to financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The amendments are effective prospectively for reporting periods beginning after December 15, 2013.  The Company does not believe the adoption of ASU 2013-011 will have a material impact on the Company’s financial statements.

In March 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-05 “Foreign Currency Matters (Topic 830). The objective of the amendments in this Update is to resolve the diversity in practice about whether Subtopic 810-10, Consolidation-Overall, or Subtopic 830-30, Foreign Currency Matters, applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The amendments are effective prospectively for reporting periods beginning after December 15, 2013.  The Company does not believe the adoption of ASU 2013-02 will have a material impact on the Company’s financial statements.

In February 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-02 “Comprehensive Income (Topic 220)”. Under the amendments in this update, an entity that reports the existence of accumulated other comprehensive income must report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income, and cross-reference other disclosures if the reclassification is to the balance sheet. The amendments are effective prospectively for reporting periods beginning after December 15, 2013.  The adoption of ASU 2013-02 by the Company did not have a material impact on the Company’s financial statements.

In July 2012, the FASB issued Accounting Standards Update (“ASU”) 2012-02 “Intangibles-Goodwill and Other (Topic 350) Testing Goodwill for Impairment”. Under the amendments in this Update, an entity has the option first to assess qualitative factors to determine whether the existence of events and circumstances indicates that it is more likely than not that the indefinite-lived intangible asset is impaired. If, after assessing the totality of events and circumstances, an entity concludes that it is not more likely than not that the indefinite-lived intangible asset is impaired, then the entity is not required to take further action. However, if an entity concludes otherwise, then it is required to determine the fair value of the indefinite-lived intangible asset and perform the quantitative impairment test by comparing the fair value with the carrying amount in accordance with Subtopic 350-30. An entity also has the option to bypass the qualitative assessment for any indefinite-lived intangible asset in any period and proceed directly to performing the quantitative impairment test. An entity will be able to resume performing the qualitative assessment in any subsequent period. The amendments are effective for annual and interim impairment tests performed for fiscal years beginning after September 15, 2012. Early adoption is permitted. The adoption of ASU 2012-02 by the Company did not have a material impact on the Company’s financial statements.

In December 2011, the FASB issued Accounting Standards Update (“ASU") 2011-11 “Balance Sheet (Topic 210) Disclosures about Offsetting Assets and Liabilities”. The amendments in this Update require an entity to disclose information about offsetting and related arrangements to enable users of its financial statements to understand the effect of those arrangements on its financial position. This guidance is effective for interim and annual periods beginning after January 1, 2013. The adoption of ASU 2011-08 by the Company did not have a material impact on the Company’s financial statements.

NOTE 4 – INVENTORY, NET

Inventory consisted of the following at December 31:

	2013	2012
Finished goods	$ 210,268	$ 201,500
Less: Reserve for obsolescence	-	-
Inventory, net	$ 210,268	$ 201,500

NOTE 5 – PLANT AND EQUIPMENT, NET

Plant and equipment consisted of the following at December 31:

	2013	2012
Buildings	$ 529,537	$ 507,456
Less: Accumulated depreciation	(279,478)	(250,909)
	$ 250,059	$ 256,547

Depreciation expenses for the years ended December 31, 2013 and 2012 were $17,340 and 16,905, respectively.

NOTE 6 – LAND USE RIGHTS, NET

Land use rights as of December 31, 2013 and 2012 amounted to $131,985 and $126,482, net of accumulated amortization of $41,795 and $37,523.

Amortization expenses for the years ended December 31, 2013 and December 31, 2012 were $2,640 and $2,528, respectively.

The Company has used 50 years as the useful life in compliance with the rule of the land use right in China published on May 19, 1990 (the twentieth rule), which 50 years for industrial uses.

NOTE 7 – STOCKHOLDERS’ EQUITY

The Company is an entity with status of foreign joint venture company with a registered capital of RMB 30 million, which consisted of 30 million shares of authorized, issued and outstanding voting common stock with a par value of RMB 1.0 per share. As of December 31, 2013 and 2012, the registered capital was fully paid-in.

As of December 31, 2013, Mr. Qin, the president and CEO of the Company has contributed additional capital of RMB 188,355,325 ($30,782,044USD) to purchase three levels of property in a building for future operating use; the property is recorded as construction in process.

NOTE 8 – RELATED PARTY TRANSACTIONS

a) Related party

Name of related parties	Relationship with the Company
Director Mr. Qin, Xiu Shan	Management and member of the board of directors

b) The Company had the following related party transactions at December 31:

	2013	2012
Advances to director Mr. Qin	$ 1,183,015	$ 1,263,496

NOTE 9– INCOME TAXES

People’s Republic of China

The Company is subject to PRC tax laws. Prior to January 1, 2008, PRC enterprise income tax (“EIT”) was generally assessed at the rate of 33% of taxable income. In March 2007, a new enterprise income tax law (the “New EIT Law”) in the PRC was enacted which was effective on January 1, 2008. The New EIT Law generally applies a uniform 25% EIT rate to both foreign invested enterprises and domestic enterprises.

NOTE 10 – CAPITAL COMMITMENT

To further prepare for the major expansion plan to construct a new boiler and pump production factories, the company had applied to the Foreign Investment Committee of Inner Mongolia Autonomous Region to increase its paid in capital from RMB 30 million to RMB 600 million. This application was granted and approved on November 27, 2013.

Inner Mongolia Yulong Pump PRODuCTION Company Limited

FINANCIAL STATEMENTS

For the Period Ended

March 31, 2014

Balance Sheets
Statements of Operations and Comprehensive Loss
Statements of Cash Flows
Notes to Financial Statements

Inner mongolia Yulong pump PRODUCTION company limited
BALANCE SHEETS
AS OF MARCH 31, 2014 AND DECEMBER 31, 2013

	March 31,	December 31,
	2014	2013
ASSETS	(Unaudited)	(Audited)

Current Assets
Cash	$231	944
Inventories, net	204,765	210,268
Prepaid expenses	11,009	11,305
Other receivable-related party	1,151,537	1,183,015
Total current assets	1,367,542	1,405,532
Non-Current Assets
Construction in process	30,299,744	31,114,084
Plant and equipment, net	239,217	250,059
Land use right, net	87,187	90,190
Total non-current assets	30,626,148	31,454,333

Total Assets	$31,993,690	32,859,865
LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
Other payables	1,100	1,130

Total current liabilities	1,100	1,130

Total liabilities	1,100	1,130
Stockholders' Equity
Paid in capital, 30,000,000 shares of common voting stock authorized at par value of $0.13946, issued and outstanding as of March 31, 2014 and December 31, 2013	4,183,800	4,183,800
Additional Paid in Capital	30,782,044	30,782,044
Statutory reserves	109,260	109,260
Accumulated deficit	(2,909,569)	(2,903,311)
Accumulated other comprehensive income	(172,945)	686,942

Total stockholders' Equity	31,992,590	32,858,735
Total liabilities and stockholders' equity	$31,993,690	32,859,865

The accompanying notes are an integral part of these financial statements

Inner mongolia Yulong pump PRODUCTION company limited
STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS
FOR THE THREE MONTHS PERIOD ENDED MARCH 31, 2013 AND 2014

UNAUDITED

	Three Months Ended March 31,
	2014	2013
Revenue	$-	$-
Cost of goods sold	-	-

Gross profit	-	-
Other expense	3	-
General and administrative	6,255	4,937
Total operating expenses	6,258	4,937

Loss from operations	$(6,258)	(4,937)

Net Loss	$(6,258)	(4,937)

Other comprehensive loss
Foreign currency translation adjustments	(859,887)	(587,563)

Comprehensive loss	(866,145)	(592,500)

Weighted average number of shares-Basic and Diluted	30,000,000	30,000,000
Loss per share-Basic and Diluted	$(0.03)	(0.02)

The accompanying notes are an integral part of these financial statements inner mongolia yulong pump PRODUCTION company private limited

STATEMENTS OF CASH FLOWS

FOR THE THREE MONTH PERIOD ENDED MARCH 31, 2013 AND 2014

UNAUDITED

	Three Months Ended March 31,
	2014	2013
OPERATING ACTIVITIES:
Net loss	$(6,258)	$(4,937)
Adjustments to reconcile net loss to
net cash used in operating activities:
Depreciation and amortization expenses	5,032	4,937
Other receivable	515	-
Net cash provided by operating activities	(711)	-

FINANCING ACTIVITIES:
Proceed from increase in registered capital	-	-
Net cash provided by financing activities	-	-

Effects of exchange rate change in cash	(2)	-

NET DECREASE IN CASH	(713)	-
CASH, BEGINNING OF THE PERIOD	944	3,502

CASH, END OF THE PERIOD	231	$3,502

The accompanying notes are an integral part of these financial statements inner mongolia yulong pump PRODUCTION company limited

Notes to Financial Statements
March 31 2014

NOTE 1 – BUSINESS Organization and description

Inner Mongolia Yulong Pump Production Company Limited (the "Company," “We,” or “Us.”)  was incorporated on  October 6, 1998, under the laws of the Peoples Republic Of China to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions.

In 2008, the Company transformed itself from a local resident China company to a foreign joint venture company with Million Place Investment Limited of the British Virgin Islands (“BVI”). As a result, the Company has become an entity with the status of a foreign joint venture company with registered capital of RMB 30 million, which consists of 30 million shares of authorized, issued and outstanding voting common stock with a par value of RMB 1.0 per share (USD $0.13946 per share).

Further during the year, the Company applied to the Foreign Investment Committee of Inner Mongolia Autonomous Region to raise the registered capital from RMB 30 million to RMB 600 million. This was approved in November 2013, but has not been fully implemented as of March 31, 2014, the Company has received additional capital of RMB 30,782,044 for their property purchase as of March 31, 2014.

NOTE 2 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of presentation

The accompanying financial statements have been prepared in accordance with United States generally accepted accounting principles (“U.S. GAAP”).

The information furnished herein reflects all adjustments (consisting of normal recurring accruals and adjustments) which are, in the opinion of management, necessary to fairly present the operating results for the respective periods.

Use of estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires our management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentrations of risks

Credit risk

Financial instruments that potentially subject the Company to significant concentrations of credit risk consist principally of cash, trade receivables and advances to suppliers. As of March 31, 2014 and December 31, 2013, with respect to trade receivables and advances to suppliers, the Company extends credit based on evaluations of the customers' and suppliers' financial position and business history with the Company. The Company generally is required to make advances to suppliers.

Currency convertibility risk

Inner Mongolia Yulong Pump Production Company Limited transacts all of its business in Renminbi (“RMB”), which is not freely convertible into foreign currencies. All foreign exchange transactions continue to take place either through the People’s Bank of China (the “PBOC”) or other banks authorized to buy and sell foreign currencies at the exchange rates quoted by the PBOC. Approval of foreign currency payments by the PBOC or other institutions requires submitting a payment application form together with suppliers’ invoices, shipping documents and signed contracts. The value of the RMB is subject to change as a result of central government policies and international economic and political developments affecting supply and demand in the PRC foreign exchange trading system market.

Foreign currency exchange rate risk

Starting July 21, 2005, the RMB is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. The depreciation of the U.S. dollar against RMB was approximately 4.53%, 2.38%, and 6.05% during the years 2011, 2012, and 2013, respectively. While the international reaction to the RMB appreciation has generally been positive, there remains significant international pressure on the PRC government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the RMB against the U.S. dollar.

Foreign currency translation and other comprehensive income

The reporting currency of the company is the US dollar. The Company uses the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the unified exchange rate as quoted by the Peoples’ Bank of China at the end of the period. The statement of operations accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

Translation adjustments included in the accumulated other comprehensive income amounted to $(859,887) and $(587,563) for the three months ended March 31, 2014 and 2013, respectively. The balance sheet amounts, with the exception of equity at March 31, 2014 and December 31, 2013, were translated at 6.2 RMB and 6.31 RMB to $1.00 USD respectively. Cash flows are also translated at average translation rates for the periods, therefore, amounts reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet.

The PRC government imposes significant restrictions on fund transfer out of PRC that are not related to business operations. These restrictions have not had a material impact on the Company because it has not engaged in any significant transactions that are subject to the restrictions.

Cash and cash equivalents

Cash and cash equivalents include all cash, deposits in banks and other highly liquid maturities of three months or less. As of March 31, 2014, all of our cash was denominated in RMB and was partially held on hand. RMB is not freely convertible into foreign currencies and the remittance of these funds out of PRC is subject to exchange control restrictions imposed by the PRC government. As of March 31, 2014, and December 31, 2013, the Company did not have any cash equivalents.

Inventory

Inventory is stated at the lower of cost or market. Cost is determined on a weighted average basis. The Company estimates net realizable value based on intended use, current market value and inventory aging analysis. The Company writes down the inventory for estimated obsolescence or unmarketable inventory equal to the difference between the cost of the inventory and the estimated market value based upon assumptions about the future demand and market conditions. The amount presented in the accompanying balance sheet is $204,765 and $210,268 at March 31, 2014 and December 31, 2013 respectively.

Plant and equipment

Plant and equipment are stated at cost less accumulated depreciation. Cost represents the purchase price of the assets and other costs incurred to bring the asset into its existing use. Depreciation is provided on a straight line basis over the assets’ estimated useful lives with no salvage value. The useful lives are as follows:

•         Building and improvements:  10-40 Years

•         Machinery: 10-30 Years

•         Other equipment:  5 Years

•         Transportation equipment: 5 Years

Maintenance or repairs are charged to expenses as incurred. Upon sale or disposition, the historically recorded asset cost and accumulated depreciation are removed from the accounts and the net amount less proceeds from disposal is charged or credited to other income/expenses.

Construction in process

The Company purchased three levels of real property in a commercial building, and the total acquisition cost of the purchase is recorded as construction in process.

Land use rights

All land in the PRC is owned by the government. However, the grants “land use rights “. The Company acquired land use rights in 1998 for a total of $126,000 (RMB 799,000). The land use rights are for 50 years and expire in 2048. The Company amortizes the land use rights over the fifty-year term. The amortization expense for the three months ended March 31, 2014 and 2013 are $655 and $642, respectively.

Impairment of long-lived assets

We evaluate long-lived assets for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate their net book value may not be recoverable. When these events occur, we compare the projected undiscounted future cash flows associated with the related asset or group of assets over their estimated useful lives against their respective carrying amount. Impairment, if any, is based on the excess of the carrying amount over the fair value, and based on market value when available, or discounted expected cash flows, of those assets and is recorded in the period in which the determination is made. There can be no assurance however, that market conditions will not change or demand for the Company’s products will continue. Either of these could result in the future impairment of long-lived assets.

Income taxes

We have implemented certain provisions of ASC 740, Income Taxes (“ASC 740”), which clarifies the accounting and disclosure for uncertain tax positions, as defined. ASC 740 seeks to reduce the diversity in practice associated with certain aspects of the recognition and measurement related to accounting for income taxes. Deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. We adopted the provisions of ASC 740 and have analyzed filing positions in each PRC jurisdictions where we are required to file income tax returns, as well as all open tax years in these jurisdictions. We have identified the PRC as our “major” tax jurisdiction. the PRC tax law provides a (3-5 years) statute of limitation and the Company’s income tax returns are subject to examination by tax authorities during that period. All penalties and interest are expensed as incurred. For the three months ended March 31, 2014 and 2013, there were no penalties and interest..

We believe that our income tax positions and deductions will be sustained by an audit and do not anticipate any adjustments that will result in a material change to our financial position. Therefore, no reserves for uncertain income tax positions have been recorded pursuant to ASC 740. In addition, we did not record a cumulative effect adjustment. Related to the adoption of ASC 740. Our policy for recording interest and penalties associated with income-based tax audits is to record such items as a component of income taxes.

Our tax provision for interim periods is determined using an estimate of our annual effective tax rate based on rates established within the PRC and, adjusted for discrete items, if any, that are taken into account in the relevant period.  Each quarter we update our estimate of the annual effective tax rate, and if our estimated tax rate changes, we make a cumulative adjustment.

Comprehensive loss

Comprehensive loss is defined to include all changes in equity except those resulting from investments by owners and distributions to owners. Among other disclosures, ASC 220, Comprehensive Income requires that all items are required to be recognized under current accounting standards as components of comprehensive loss be reported in a financial statement that is displayed with the same prominence as other financial statements. For the periods presented, the Company’s comprehensive loss includes net loss and foreign currency translation adjustments and is presented in the statements of operations and comprehensive loss.

Going concern

The Company has sustained operating losses of $2,909,569 since inception.  The Company’s continuation as a going concern is dependent on management’s ability to develop profitable operations, and / or obtain additional financing from its stockholders and / or other third parties.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern; however, the above conditions raise substantial doubt about the Company’s ability to do so.  The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

NOTE 3 – RECENTLY ISSUED AND ADOPTED ACCOUNTING PRONOUCEMENTS

In July 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-11 “Income Taxes (Topic 740). The objective of the amendments in this Update is to eliminate the diversity in practice relative to financial statement presentation of an unrecognized tax benefit when a net operating loss carryforward, a similar tax loss, or a tax credit carryforward exists. The amendments are effective prospectively for reporting periods beginning after December 15, 2013. The Company does not believe the adoption of ASU 2013-011 will have a material impact on the Company’s financial statements.

In March 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-05 “Foreign Currency Matters (Topic 830). The objective of the amendments in this Update is to resolve the diversity in practice about whether Subtopic 810-10, Consolidation-Overall, or Subtopic 830-30, Foreign Currency Matters, applies to the release of the cumulative translation adjustment into net income when a parent either sells a part or all of its investment in a foreign entity or no longer holds a controlling financial interest in a subsidiary or group of assets that is a nonprofit activity or a business within a foreign entity. The amendments are effective prospectively for reporting periods beginning after December 15, 2013. The Company does not believe the adoption of ASU 2013-02 will have a material impact on the Company’s financial statements.

In February 2013, the FASB issued Accounting Standards Update (“ASU”) 2013-02 “Comprehensive Income (Topic 220)”. Under the amendments in this update, an entity that reports the existence of accumulated other comprehensive income must report the effect of significant reclassifications out of accumulated other comprehensive income on the respective line items in net income, and cross-reference other disclosures if the reclassification is to the balance sheet. The amendments are effective prospectively for reporting periods beginning after December 15, 2013. The adoption of ASU 2013-02 by the Company did not have a material impact on the Company’s financial statements.

In June 2014, the FASB issued Accounting Standards Update (“ASU”) 2014-10 “Development Stage Entities (Topic 915)”. The objective of the amendments in this update is to improve financial reporting by reducing the cost and complexity associated with the incremental reporting requirements for development stage entities. Users of financial statements of development stage entities told the Board that the development stage entity distinction, the inception-to-date information, and certain other disclosures currently required under U.S. GAAP in the financial statements of development stage entities provide information that has limited relevance and is generally not decision useful. As a result, the amendments in this update remove all incremental financial reporting requirements from US GAAP for development stage entities, thereby improving financial reporting by eliminating the cost and complexity associated with providing that information. The amendments are effective for annual reporting periods beginning after December 15, 2014, and interim reporting periods beginning after December 15, 2015. Early adoption is allowed, the adoption of ASU 2014-10 did not have a material impact on the Company’s financial statements.

NOTE 4 – INVENTORY, NET

Inventory consisted of the following at March 31:

		March 31, 2014 (unaudited)	December 31, 2013
Finished goods		$204,765	$210,268
Less: Reserve for obsolescense		-	-
Inventory, net	$	$ 204,765	$210,268

NOTE 5 – FIXED ASSETS, NET

Fixed assets consisted of the following at March 31:

	March 31, 2014 (unaudited)	December 31, 2013
Buildings	$515,678	$529,537
Less: Accumulated Depreciation	(276,461)	(279,478)
	$239,217	$250,059

The depreciation for the three months ended March 31, 2014 and 2013 was $4,378 and $4,295 respectively.

NOTE 6 – STOCKHOLDERS’ EQUITY

Prior to the financial closing on December 31, 2012, the company increased its paid in capital from 12,000,000 ordinary shares at RMB 1.00 each to 30,000,000 ordinary shares at RMB 1.00 (USD $0.13946) as additional working capital.

Further, during the year ended December 31, 2013, the Company has received additional paid in capital for a total amount of 188,355,325 RMB (USD $30,782,044) for the purchase of three level of properties in a commercial building, which recorded as construction in process as of March 31, 2013 and December 31, 2013.

NOTE 7– RELATED PARTY TRANSACTION

a) Related parties

Name of related parties	Relationship with the Company
Director Mr. Qin Xiu Shan	Management and member of the board of directors

b) The Company had the following related party transactions at December 31:

	March 31, 2014	December 31, 2013
Advances to director Mr. Qin	$ 1,151,537	$ 1,183,015

NOTE 8– INCOME TAXES

People’s Republic of China

The Company is subject to PRC tax laws. Prior to January 1, 2008, PRC enterprise income tax (“EIT”) was generally assessed at the rate of 33% of taxable income. In March 2007, a new enterprise income tax law (the “New EIT Law”) in the PRC was enacted which was effective on January 1, 2008. The New EIT Law generally applies a uniform 25% EIT rate to both foreign invested enterprises and domestic enterprises.

NOTE 9 – CAPITAL COMMITMENT

To further prepare for the major expansion plan to construct a new boiler and pump production factories, the company had applied to the Foreign Investment Committee of Inner Mongolia Autonomous Region to increase its paid in capital from RMB 30 million to RMB 600 million (approximately $96,500,000 USD). This application was granted and approved on November 27, 2013.

NOTE 10 – SUBSEQUENT EVENT

PENDING……

Pro Forma

The following tables present the unaudited pro-forma financial results, as if the reverse merger had been completed as of March 31, 2014, December 31, 2013, and December 31, 2012. The unaudited pro-forma balance sheets and results of operations are presented for information purposes only. The unaudited pro-forma balance sheets and results of operations are not intended to present actual results that would have been attained had the reverse merger been completed as of March 31, 2014, December 31, 2013 and December 31, 2012 or to project potential operating results as of any future date or for any future periods.

BALANCE SHEET
(Unaudited)

ASSETS	As at March 31, 2014	As at December 31, 2013	As at December 31, 2012

Current Assets
Investments	$2,143,833	$2,146,899	$2,217,873
TOTAL ASSETS	2,143,833	2,146,899	2,217,873

LIABILITIES AND STOCKHOLDERS’ EQUITY (DEFICIT)
Current Liabilities
Accounts payable	$12,724	$32,145	$346
Accounts payable – related party	262,419	155,808	0
Advanced from Related Party	46,663	31,797	16,723
TOTAL LIABILITIES	321,806	219,750	17,069

Stockholders’ Equity (Deficit)
Preferred stock, 100,000,000 shares authorized, $0.00001 par value; 0 shares issued and outstanding
Common Stock, $0.00001 par value, 400,000,000 shares authorized, 39,300,000 shares issued and outstanding.	393	393	393
Additional paid in capital	1,912,531	2,013,709	2,216,390
Deficit accumulated	(90,897)	(86,953)	(15,979)

Total Stockholders’ Equity (Deficit)	1,822,027	1,927,149	2,200,804

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,143,833	$2,146,899	$2,217,873

STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended March 31,		Twelve Months Ended December 31,
	2014	2013	2013	2012
Revenue	$-	$-	$-	$-
Cost of goods sold	-	-	-	-

Gross profit	-	-	-	-

General and administrative	102,055	14,565	202,681	50,449
Total operating expenses	102,055	14,565	202,681	50,449

Loss from operations	(102,055)	(14,565)	(202,681)	(50,449)

Gains (losses) on equity method investment, net	(3,066)	(2,419)	(70,974)	(9,400)

Net Loss	(105,121)	(16,984)	(273,655)	(59,849)

Weighted average number of
shares-Basic and Diluted	39,300,000	39,300,000	39,300,000	39,300,000
Loss per share-Basic and Diluted	$(0.00)	(0.00)	$(0.01)	(0.00)